                                                                    EXHIBIT 4(g)

                    LENOX RETAIL SAVINGS AND INVESTMENT PLAN
















                                  PLAN NO.: 014
                                 EIN: 21-0498476



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                    LENOX RETAIL SAVINGS AND INVESTMENT PLAN



         By action of the Board of Directors of Brown-Forman Corporation, a Delaware corporation, the Dansk Profit Sharing and 401(k) Plan (Prior Plan) was adopted by Lenox, Incorporated (Employer), effective July 3, 1991.

         Effective July 1, 1992 (Effective Date), except as otherwise provided, the Employer adopted the following plan, an amendment and restatement of the Prior Plan, which shall hereafter be known as Lenox Retail Savings and Investment Plan (Plan). The Plan is established to recognize and reward employees for their contribution to the Employer's successful operation, and is for the exclusive benefit of Participants and their Beneficiaries.

         The Plan is intended to meet the requirements of Section 401(a) and 501(a), and to qualify as a Cash or Deferred Arrangement under Section 401(k), of the Internal Revenue Code of 1986, as amended (Code).

                    LENOX RETAIL SAVINGS AND INVESTMENT PLAN


                                TABLE OF CONTENTS


ARTICLE I - DEFINITIONS...........................................................................................1
         1.01     Accounts........................................................................................1
         1.02     Accounting Date.................................................................................1
         1.03     Affiliated Employer.............................................................................2
         1.04     Beneficiary.....................................................................................2
         1.05     Break in Service................................................................................2
         1.06     Code............................................................................................3
         1.07     Compensation....................................................................................3
         1.08     Elapsed Time....................................................................................4
         1.09     Employee........................................................................................4
         1.10     Employer........................................................................................5
         1.11     Fiscal Year.....................................................................................5
         1.12     Highly Compensated Employee.....................................................................5
         1.13     Hour of Service.................................................................................6
         1.14     Leased Employee.................................................................................8
         1.15     Month of Service................................................................................8
         1.16     Normal Retirement Age...........................................................................8
         1.17     Period of Severance.............................................................................8
         1.18     Plan Year.......................................................................................9
         1.19     Spouse (Surviving Spouse).......................................................................9
         1.20     Total and Permanent Disability..................................................................9
         1.21     Year of Service.................................................................................9

ARTICLE II - PARTICIPATION.......................................................................................11
         2.01     Eligibility....................................................................................11
         2.02     Reemployment of Participant....................................................................11
         2.03     Reemployment of Non-Participant................................................................11
         2.04     Transferred Employees..........................................................................11
         2.05     Employment Status Change.......................................................................11
         2.06     Participation Following Normal Retirement Age..................................................12

ARTICLE III - VESTING ...........................................................................................13
         3.01     Elective Account and Voluntary Account Fully Vested............................................13
         3.02     Vesting of Other Accounts......................................................................13
         3.03     Period of Service for Vesting Purposes.........................................................13
         3.04     Vesting Schedule/Employer Matching Contribution Account........................................13
         3.05     Vesting Schedule/CORE Account..................................................................13
         3.06     Vesting Schedule/Profit Sharing Account........................................................14
         3.07     Effect of Break in Service on Vesting..........................................................14
         3.08     Date of Termination of Employment..............................................................15
         3.09     Vesting and Nonforfeitability of Account Upon Plan Termination.................................15
         3.10     Amendment of Vesting Schedule..................................................................15
ARTICLE IV - TIME AND MANNER OF PAYMENT..........................................................................17



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
         4.01     Time of Initial Payment of Retirement Benefits.................................................17
         4.02     Consent To Payment Of Benefits.................................................................17
         4.03     Manner of Payment of Retirement Benefits.......................................................18
         4.04     Election to Waive Joint and Survivor Annuity and Single Life Annuity...........................18
         4.05     Payment Upon Death of Participant..............................................................19
         4.06     Election to Waive Pre-Retirement Survivor Annuity..............................................20
         4.07     Calculation of Distributions...................................................................21
         4.08     Forfeiture of Non-vested Benefits..............................................................22
         4.09     Fully Vested Account...........................................................................24
         4.10     Suspension of Benefits.........................................................................24
         4.11     Pre-1984 Election..............................................................................24
         4.12     Pre-Retirement Distribution....................................................................24
         4.13     Hardship Distribution..........................................................................24
         4.14     Loans to Participant...........................................................................26
         4.15     Limitation for Qualified Domestic Relations Order..............................................27

ARTICLE V - CONTRIBUTIONS BY THE EMPLOYER........................................................................28
         5.01     Nonelective Contribution by Employer...........................................................28
         5.02     Elective Contribution by Employer..............................................................28
         5.03     Matching Contribution by Employer..............................................................28
         5.04     Deduction of Employer Contributions............................................................28
         5.05     Limits on Elective and Matching Contributions..................................................28
         5.06     Special Employer Contributions.................................................................30
         5.07     Correction of Excess Elective Contributions....................................................31
         5.08     Correction of Excess Employer Matching Contributions and Voluntary
                  Contributions..................................................................................32
         5.09     Return of Contribution.  ......................................................................32
         5.10     Plan and Trust Conditioned on Approval and Qualification.......................................33
         5.11     Funding Policy.................................................................................33

ARTICLE VI - PARTICIPANT CONTRIBUTIONS...........................................................................34
         6.01     Amount of Elective Contribution................................................................34
         6.02     Election Request...............................................................................34
         6.03     Change of Rate.................................................................................34
         6.04     Distributions from Elective Account............................................................34
         6.05     Voluntary Contributions........................................................................35
         6.06     Withdrawal from Voluntary Contribution Account.................................................35

ARTICLE VII - ALLOCATION TO INDIVIDUAL PARTICIPANTS..............................................................36
         7.01     Allocation of Nonelective Employer Contribution................................................36
         7.02     Allocation of Elective Contributions...........................................................36
         7.03     Allocation of Matching Contribution............................................................36
         7.04     Allocation of Forfeitures......................................................................36
         7.05     Amendment of Allocation Eligibility............................................................36
         7.06     Maximum Additions to Participant's Account.....................................................37
         7.07     Overall Limit..................................................................................39
         7.08     Date of Allocation to Accounts.................................................................40
         7.09     Expenses of Plan...............................................................................40
         7.10     Participant Direction of Investment.  .........................................................40
         7.11     Periodic Adjustments to Account................................................................41


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
ARTICLE VIII - TOP HEAVY PROVISIONS..............................................................................43
         8.01     When Provisions Effective......................................................................43
         8.02     Determination of Top Heavy.....................................................................43
         8.03     Top Heavy Vesting Schedule.....................................................................44
         8.04     Compensation Limitation........................................................................44
         8.05     Minimum Benefits...............................................................................44
         8.06     Impact on Maximum Benefits.....................................................................44
         8.07     Determination of Super Top Heavy...............................................................45

ARTICLE IX - PORTABILITY OF ACCOUNT..............................................................................46
         9.01     Transfers to Another Qualified Plan............................................................46
         9.02     Eligible Rollover Distributions................................................................46
         9.03     Transfers to this Plan.........................................................................47

ARTICLE X - PARTICIPATING EMPLOYERS..............................................................................48
         10.01    Adoption by Other Employers....................................................................48
         10.02    Withdrawal from the Plan.......................................................................48
         10.03    Action of a Single Employer....................................................................48

ARTICLE XI - PLAN ADMINISTRATOR..................................................................................49
         11.01    Appointment of Plan Administrator..............................................................49
         11.02    Duties of Plan Administrator...................................................................49
         11.03    Decisions of Plan Administrator and Indemnification............................................50
         11.04    Instructions to Trustee........................................................................50
         11.05    Claims Procedure...............................................................................50
         11.06    Delegating Responsibility......................................................................50

ARTICLE XII - MISCELLANEOUS......................................................................................52
         12.01    Right to Terminate.............................................................................52
         12.02    Plan Voluntary on Part of Employer.............................................................52
         12.03    Benefits Not Subject to Creditors' Claim.......................................................52
         12.04    Trust Agreement................................................................................52
         12.05    Assets for Exclusive Benefits to Participants..................................................52
         12.06    Nonguarantee of Employment.....................................................................53
         12.07    Amendment......................................................................................53
         12.08    Acts by Trustee................................................................................53
         12.09    Laws of New Jersey.  The ......................................................................53
         12.10    Distribution to Minor or Incompetent Beneficiary...............................................53
         12.11    Construction...................................................................................53
         12.12    Merger or Consolidation........................................................................53
         12.13    Discretionary Action...........................................................................54
         12.14    Lost Beneficiaries; Escheat....................................................................54
         12.15    Action by the Employer.........................................................................54

ARTICLE XIII - SIGNATURES........................................................................................55



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



                             ARTICLE I - DEFINITIONS


         As used in this Plan, the following terms have the following meanings unless the context plainly requires a different meaning:

         1.01 Accounts.

                  (a) Participant Elective Contribution Account. The separate Account established and maintained on behalf of the Participant to which shall be credited the Elective Contributions and the Special Employer Contributions (if any), made by the Employer on behalf of the Participant, and the share of the net gains or losses of the Trust attributable to such contributions. The Elective Account shall be fully vested and nonforfeitable at all times.

                  (b) Employer Matching Contribution Account. The separate Account established and maintained on behalf of a Participant to which shall be credited the Participant's share of Employer Matching Contributions and the share of the net gains or losses of the Trust attributable to such contributions. The Employer Matching Contribution Account shall be subject to the vesting provisions of Article III.

                  (c) Profit Sharing Account. The separate Account established and maintained on behalf of a Participant to which shall be credited the Participant's share of Employer Profit Sharing Contributions made pursuant to the Prior Plan, and the share of the net gains or losses of the Trust attributable to such contributions. The Profit Sharing Contribution Account shall be subject to the vesting provisions of Article III.

                  (d) Voluntary Contribution Account. The separate Account established and maintained on behalf of a Participant to which shall be credited the nondeductible Voluntary Contributions arising only from any recharacterization of Elective Contributions pursuant to Section 5.07, and the share of the net gains or losses of the Trust attributable to said Voluntary Contributions. The Voluntary Contribution Account shall be fully vested and nonforfeitable at all times.

                  (e) Company Retirement ("CORE") Account. The separate Account established and maintained on behalf of a Participant to which shall be credited the Nonelective Contributions provided under Section 5.01, and the share of the net gains or losses of the Trust Fund attributable to such contributions. The CORE Account shall be subject to the vesting provisions of Article III.

         1.02 Accounting Date. Any date on which the Trustee calculates the Participant's Account balance. Unless the Trustee performs the calculations more frequently, the Accounting Date shall be December 31. Effective as soon as administratively practicable after July 1, 1994, account valuations shall be performed on a daily basis.

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         1.03 Affiliated Employer. The Employer and any corporation which is a member of a controlled group of corporations (as defined in Code section 414(b)) which includes the Employer; any trade or business, whether or not incorporated, which is under common control (as defined in Code section 414(c)) with the Employer; any organization, whether or not incorporated which is a member of an affiliated service group (as defined in Code section 414(m)) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to regulations under 414(o).

         1.04 Beneficiary. The person or entity designated by the Participant in a written notice to the Plan Administrator to receive the Participant's death benefits; provided, however, if no person or entity is named or the person designated is not surviving when a benefit becomes payable, or if the person or entity designated is not the Spouse and such designation does not conform to the spousal consent requirements of Section 4.04, then the Beneficiary shall be the person(s) in the first of the following classes surviving at the death of the
Participant: (i) widow or widower, or (ii) the Participant's estate.

         A Beneficiary designation may be changed by submitting a new notice to the Plan Administrator. Such a notice is not effective until the Plan Administrator actually receives it.

         1.05 Break in Service. For purposes of determining eligibility to participate in the Plan, Break in Service means a twelve consecutive month computation period during which an Employee does not complete more than five hundred (500) Hours of Service.

         For purposes of determining the vested percentage of an Employee's account derived from Employer contributions, Break in Service means a Period of Severance of at least twelve (12) consecutive months.

         Solely for purposes of determining whether a Break in Service has occurred in a computation period, an Employee who is absent from work for maternity or paternity reasons receives credit for the Hours of Service which would otherwise have been credited but for the absence. An absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the Employee, (2) by reason of the birth of a child of the Employee, (3) by reason of the placement of a child with the Employee in connection with the adoption of a child by the Employee, or (4) for purposes of caring for the child for a period beginning immediately following the child's birth or placement. The Hours of Service credited under this paragraph are credited (1) in the computation period in which the absence begins if the crediting is necessary to prevent a Break in Service in that period, or (2) in all other cases, in the following computation period. For purposes of eligibility, in any case in which hours normally credited cannot be determined, the Employee receives credit for eight (8) Hours of Service per day of absence, for a maximum of five hundred-one
(501) Hours of Service.

         No credit is given pursuant to this Section unless the Employee timely furnishes the Plan Administrator with information the Plan Administrator may require to establish (1) that the absence from work is for reasons referred to in this Section, and (2) the number of days for which there was an absence.

         1.06 Code.  The Internal Revenue Code of 1986, as amended.

         1.07 Compensation. Compensation for any Employee shall mean total earnings which are subject to withholding for federal income tax purposes, paid to an Employee by the Employer during the Plan Year ending immediately prior to the Fiscal Year to which the Employer contribution relates. Amounts contributed by the Employer under the Plan and any nontaxable fringe benefits shall not be considered Compensation.

         Compensation shall include amounts contributed by the Employer under a salary reduction agreement which are not includible in gross income under Sections 125, 402(a)(8), 402(h), or 403(b) of the Code. However, Compensation shall not include the following:

               (a) moving expenses, the imputed value of life insurance, and similar fringe benefits;

               (b) long-term bonuses and special bonuses;

               (c) payments made in lieu of Lenox, Incorporated Supplemental Executive Retirement Plan and/or Lenox, Incorporated Supplemental Retirement Income Plan benefits; and

               (d) any payments under a nonqualified deferred compensation plan.

         In the Employee's first year of participation, Compensation is recognized as of the Employee's entry date into the Plan.

         Compensation in excess of $200,000 is disregarded. Such amount shall be adjusted for cost-of-living at the same time and in the same manner as permitted under Code section 415(d). If the aggregate Compensation of the "Family Group" exceeds $200,000, (as indexed), the Compensation considered under the Plan for each Family Group member is proportionately reduced so the total equals $200,000 (as indexed) (except for purposes of determining the portion of Compensation up to the integration level, if this Plan provides for permitted disparity). "Family Group" includes a Participant who owns more than 5% interest in any entity comprising the Employer or is one of ten Highly Compensated Employees paid the greatest Compensation during the Plan Year, and the Participant's Spouse or children under age 19 (who are Participants at the close of the period used to compute Compensation). For Plan Years beginning before January 1, 1989, the $200,000 limit (without regard to family aggregation) shall apply only for Top Heavy Plan Years and shall not be adjusted.

         In addition to other applicable limitations set forth in the plan, and notwithstanding any other provisions of the plan to the contrary, for plan years beginning on or after January 1, 1994, the annual compensation of each employee taken into account under the plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

         For plan years beginning on or after January 1, 1994, any reference in this plan to the limitation under Section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.

         If compensation for any prior determination period is taken into account in determining an employee's benefits accruing in the current plan year, the compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first plan year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.

         1.08 Elapsed Time. For vesting purposes (except for periods of service which may be disregarded on account of the "rule of parity" described in Section 3.07) a Participant will receive credit for the aggregate of all time period(s) commencing with the Participant's first day of employment or reemployment and ending on the date a break in service begins. The first day of employment or reemployment is the first day the Participant performs an hour of service. A Participant will also receive credit for any Period of Severance of less than twelve (12) consecutive months. Fractional periods of a year will be expressed in terms of days.

         Subject to Article II, for contribution purposes, a Participant is entitled to have service taken into account from the date the Participant begins to participate in the Plan, until the Participant is no longer an Employee. Periods of Severance are not required to be taken into account under any circumstances.

         For purposes of this Section, hour of service shall mean each hour for which a Participant is paid or entitled to payment for the performance of duties for the Employer.

         For purposes of this Section, a break in service is a Period of Severance of at least twelve (12) consecutive months.

         1.09 Employee. Nonbargained salaried and hourly employees of Dansk International Designs, Ltd., from the Effective Date hereof through October 1, 1994; nonbargained salaried and hourly employees of Gorham, Inc. from the Effective Date hereof through October 1, 1994; salaried and hourly employees of the Dansk and Gorham Retail Stores; salaried and hourly employees of Lenox Merchandising Retail Stores effective July 1, 1992 or as soon as administratively practicable thereafter; salaried and hourly employees of Crouch and Fitzgerald effective July 1, 1992 or as soon as administratively practicable thereafter, and employees of the Hagerstown (Williamsport) warehouse. Employee shall include any Leased Employee. However, the term Employee excludes the following:

               (a) any employee required to be and included in a unit of employees covered by a collective bargaining agreement between employee representatives and the Employer, provided that (i) retirement benefits were the subject of good faith bargaining between the employee representatives and the Employer; and (ii) the collective bargaining agreement does not expressly provide that the employee is eligible for initial or continued participation in the Plan; and

               (b) any person employed as an independent contractor.

         1.10 Employer. Lenox, Incorporated or its successor(s) and any Affiliated Employer which elects to become a party to the Plan, with the approval of the Executive Committee of the Board of Directors of Brown-Forman Corporation, by adopting the Plan for the benefit of its eligible Employees.

         Notwithstanding any other provisions of this Section, any business entity (including but not limited to new entrepreneurial ventures, new divisions, or Affiliated Employers) created or acquired by the Employer or its Affiliated Employers that was not participant in the Prior Plan on July 3, 1991, may adopt this Plan for its employees and become an adopting Employer only after the Executive Committee of the Board of Directors of Brown-Forman Corporation approves its participation and the conditions set out in Section 10.01 are met. Until the requirements of the preceding sentence are satisfied, none of such entity's employees are eligible to participate in this Plan.

         1.11 Fiscal Year. May 1 to April 30, the tax and accounting year of the Employer.


         1.12 Highly Compensated Employee. A highly compensated employee is determined in accordance with Code section 414(q) and includes highly compensated active employees and former employees. In making such determination, the "determination year" shall be the Plan Year, and the "look-back year" shall be the immediately preceding 12-month period.

         A Highly Compensated active employee includes any employee who performs service for the Employer during the determination year and who, during the look-back year: (i) received Compensation from the Employer in excess of $75,000 (as adjusted pursuant to section 415(d) of the Code); (ii) received Compensation from the Employer in excess of $50,000 (as adjusted pursuant to section 415(d) of the Code) and was a member of the top-paid group for such year; or (iii) was an officer of the Employer and received Compensation during such year that is greater than

50 percent of the dollar limitation in effect under section 415(b)(1)(A) of the Code. The term highly compensated employee also includes: (i) employees who are both described in the preceding sentence if the term "determination Year is substituted for the term "look-back year" and the employee is one of the 100 employees who received the most compensation from the employer during the determination year; and (ii) employees who are 5 percent owners at any time during the look-back year or determination year.

         If no officer has satisfied the Compensation requirement of (iii) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a highly compensated employee.

         A highly compensated former employee included any employee who separated from service (or was deemed to have separated) prior to the determination year, and was a highly compensated active employee for either the separation year or any determination year ending on or after the employee's 55th birthday.

         If an employee is, during a determination year or look-back year, a family member of either a 5 percent owner who is an active or former employee or a highly compensated employee who is one of the 10 most highly compensated employees who is ranked on the basis of Compensation paid by the Employer during such year, then the family member and the 5 percent owner or top-ten highly compensated employee shall be aggregated. In such case, the family member and 5 percent owner or top-ten highly compensated employee shall be treated as a single employee receiving Compensation and plan contributions or benefits equal to the sum of such Compensation and contributions or benefits of the family member and 5 percent owner or top-ten highly compensated employee. For purposes of this section, family member includes the spouse, lineal ascendants and descendants of the employee or former employee and the spouses of such lineal ascendants and descendants.

         1.13 Hour of Service. Each hour: (i) for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer during the applicable computation period; (ii) for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has termi nated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence authorized in writing by the Employer; (iii) for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hour of Service is credited no more than once to a single Employee, even though it may fall within more than one of categories (i), (ii) and (iii) of the preceding sentence.

         Notwithstanding the above provisions, for eligibility purposes (i) no more than five hundred one (501) Hours of Service will be credited to an Employee for any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period); (ii) Hours of Service are not credited for hours for which an Employee is directly or indirectly paid, or entitled to payment, for a period during which no duties are performed if such payment is made or due under a plan maintained solely to comply with applicable worker'scompensation, or unemployment compensation or disability insurance laws;
(iii) Hours of Service are not credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee; and
(iv) Hours of Service are not credited to an Employee for payments made by this Plan or any other pension or profit sharing plan maintained by the Employer.

         To the extent they may be applicable to any Employee, the provisions of the Department of Labor regulations section 2530.200b-2 are incorporated into this Section by reference. Hours of Service are credited for employment with any Affiliated Employer. If the Employer maintains the plan of a predecessor employer, Hours of Service with the predecessor will count as service with this Employer.

         If the Employer maintains records which accurately reflect actual Hours of Service credited to a particular Employee, the Hours of Service to be credited to the Employee are determined from such records. Alternatively, if the Employer has not maintained such records, the Employee is credited with

                  (i) ten (10) Hours of Service for each day for which the Employee is required to be credited with at least one
                           (1) Hour of Service under this Section;

                  (ii) forty-five (45) Hours of Service for each week for which the Employee is required to be credited with at least one (1) Hour of Service under this Section; or

                  (iii) hours Worked, as defined in Labor Regulation Section 2530.200b-3(d)(3)(i) in which 870 Hours Worked are equivalent to 1,000 Hours of Service, and 435 Hours Worked are equivalent to 500 Hours of Service; or

                  (iv) hours of Service determined on the basis of periods of employment which are the payroll periods applicable to the Employee. An Employee is credited with Hours of Service, determined in accordance with the following table, for each payroll period in which the Employee actually has at least one (1) Hour of
                           Service:

                  PAYROLL PERIOD                     HOURS OF SERVICE CREDITED
                  --------------                     -------------------------
                  weekly                                             45
                  semi-monthly                                       95
                  monthly                                           190

         An Employee on leave of absence for service on active duty in the Armed Forces of the United States shall receive upon return to the service of the Employer, in addition to credit for Hours of Service to which the Employee is entitled under this Section, such other credit as may be prescribed by Federal laws relating to military and veterans' reemployment rights.

         For purposes of this Section, any reference to "Employer" shall be deemed to include not only the Employer defined in Section 1.10, but also any Affiliated Employer (as defined in Section 1.03) of which group the Employer is a member.

         1.14 Leased Employee. Any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one year, and such services are of a type historically performed by employees in the business field of the recipient employer. Contributions or benefits provided a leased employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient.

         A leased employee shall not be considered an employee of the recipient if: (i) such employee is covered by a money purchase pension plan providing: (1) a non-integrated employer contribution rate of at least 10 percent of compensation, as defined in section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under section 125, 402(a)(8), 402(h) or 403(b) of the Code. (2) immediate participation, and (3) full and immediate vesting; and
(ii) leased employees do not constitute more than 20 percent of the recipient's non-highly compensated workforce.

         1.15 Month of Service. For vesting and contribution purposes, a calendar month during any part of which an Employee completes an Hour of Service. However, an Employee is credited with a Month of Service for each month during the twelve-month computation period in which the Employee does not incur a Period of Severance.

         1.16 Normal Retirement Age.  A Participant's 65th birthday.

         1.17 Period of Severance. For vesting purposes, a continuous period of time during which the individual is not employed by the Employer. Such period begins on the "Severance from Service Date", which is the date the individual retires, quits, or is discharged, or if earlier, the twelve (12) month anniversary of the date on which the individual was otherwise first absent from work for any reason other than quit, retirement, discharge, or death, such as vacation, holiday, sickness, disability, authorized leave of absence, or layoff. The Period of Severance ends on the date the individual again performs an Hour of Service for the Employer. A Period of Severance of less than 12 consecutive months shall not be taken into account.

         In the case of an individual who is absent from work for maternity or paternity reasons, the twelve (12) consecutive month period beginning on the first anniversary of the first date of the absence does not constitute a Period of Severance. For such individual, the Period of Severance begins on the second (2nd) twelve (12) month anniversary of the first day the individual was absent from work. The period between the first and second (2nd) anniversaries of the first (1st) day of absence from work is neither a period of service nor a Period of Severance. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the individual, (2) by reason of the birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of a child by the individual, or (4) for purposes of caring for a child for a period beginning immediately following the child's birth or placement.

         1.18 Plan Year. January 1 to December 31, the accounting year of the Plan.

         1.19 Spouse (Surviving Spouse). The spouse or surviving spouse of the Participant on the date of determination, provided that a former spouse is treated as the Spouse or Surviving Spouse to the extent provided under a Qualified Domestic Relations Order.

         1.20 Total and Permanent Disability. The inability of a Participant to continue to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which is expected to result in death or be of long continued or indefinite duration. The permanence and degree of the impairment shall be supported by medical evidence satisfactory to the Plan Administrator.

         Total and Permanent Disability excludes any disability which:

                  (a) is contracted, suffered, or incurred while the Participant is engaged in a criminal enterprise;

                  (b) results from an intentional self-inflicted injury; or

                  (c) occurs while in service in the Armed Forces and which prevents the Participant from returning to employment with the Employer, and for which the Participant receives a military pension.

         1.21 Year of Service. For purposes of determining eligibility to participate, a Year of Service is a 12 consecutive month period (computation period) during which an Employee completes at least 1000 Hours of Service. To determine Years of Service and Breaks in Service the computation period shall begin on the date the Employee first performs an Hour of Service for the Employer (employment commencement date) and anniversaries thereof.

         For purposes of determining vesting and contributions, a Year of Service is equal to twelve (12) Months of Service, beginning on the date the Employee first performs an Hour of Service, whether or not the Months of Service are completed consecutively. To determine the number of whole years of an individual's period of service, nonsuccessive periods of service are aggregated and less than whole year periods of service (whether or not consecutive) are aggregated on the basis that twelve (12) Months of Service (thirty days are deemed to be a month in the case of the aggregation of fractional months) or three hundred sixty-five (365) days of service equal a whole Year of Service. For purposes of vesting, after calculating the Participant's period of service as provided in this section, the Plan may disregard any remaining less than whole year, twelve (12) month, or three hundred sixty-five (365) day period of service. An Employee will receive credit for the aggregate of all Years of Service commencing with the Employee's first day of employment and ending on the date a Break in Service begins.

         Service with Dansk International Designs, Ltd. and Gorham, Inc. during the time a qualified plan was maintained is recognized.

                           ARTICLE II - PARTICIPATION


         2.01 Eligibility. Upon filing an application with the Employer, an Employee becomes a Participant as of the first day of the month coinciding with or next following the date the Employee completes a Year of Service with the Employer.

         Participants in the Prior Plan (as of the Effective Date of this Plan) are not excluded from this Plan because of the requirements of this Section.

         2.02 Reemployment of Participant. A Participant who terminates employment with the Employer and who is subsequently reemployed by the Employer resumes participation under the Plan immediately upon reemployment.

         2.03 Reemployment of Non-Participant. If an Employee who is not a Participant has a Break in Service before satisfying the Plan's eligibility requirements, the Employee receives no credit for pre-break service and must satisfy current Plan eligibility requirements.

         If an Employee terminates employment after meeting the Plan's requirement for eligibility but before becoming a Participant, and does not incur a Break in Service, the Employee shall commence participation under the Plan immediately upon reemployment.

         2.04 Transferred Employees. An Employee transferred to the Employer who becomes a Participant in this Plan is credited with service for eligibility and vesting purposes for the Participant's Years of Service with the Employer and nonparticipating Affiliated Employers. Such Employee is credited with service for contribution purposes only for Years of Service with the Employer. A transferred Employee is permitted to make Elective Contributions to this Plan only while participating in accordance with Section 2.01. This section, however, is subject to and limited by the provisions of Sections 1.10 and 10.01.

         2.05 Employment Status Change. A Participant who is no longer a member of an eligible class of Employees but is still employed by the Employer is not eligible for contributions under the Plan, but for all other purposes is treated as a Participant during any such periods of employment. The employee's interest in the Plan continues to vest for each Year of Service completed while an employee, until the account is forfeited or distributed pursuant to the terms of the Plan. Additionally, the employee's account balance in the Plan continues to share in the earnings or losses of the Trust.

         Such employee will participate immediately upon returning to the class of Employees.

         Should an employee who was not a member of the eligible class of Employees become an Employee, the employee becomes a Participant immediately if the employee satisfies the eligibility requirements of the Plan and would otherwise have become a Participant.

         2.06 Participation Following Normal Retirement Age. A Participant who continues to be employed beyond Normal Retirement Age continues to be a Participant under the Plan.

                              ARTICLE III - VESTING


         3.01 Elective Account and Voluntary Account Fully Vested. A Participant's Elective Contribution Account and Voluntary Contribution Account are fully vested at all times.

         3.02 Vesting of Other Accounts. A Participant's Employer Matching Contribution Account, CORE Account, and Profit Sharing Account are fully vested upon the first of the following events to occur:

                  (a)      The Participant's attaining Normal Retirement Age.

                  (b)      The Participant's Total and Permanent Disability;

                  (c)      The Participant's death.

         3.03 Period of Service for Vesting Purposes. Effective for the 1992 Plan Year, service for vesting purposes is taken into account on the basis of Elapsed Time. The determination of service for vesting purposes for those employees with respect to whom the method of crediting service changes will be made pursuant to I.R.C. ss. 1.410(a)-7(f) and (g).

         For purposes of crediting vesting service, whether service with a business entity (including but not limited to new entrepreneurial ventures, new divisions, or Affiliated Employers) created or acquired by the Employer or its Affiliated Employers that was not a participant in the Prior Plan on July 3, 1991, shall be deemed to be service with the Employer will be determined by the Executive Committee of the Board of Directors of Brown-Forman Corporation.

         3.04 Vesting Schedule/Employer Matching Contribution Account. The vested portion of a Participant's Employer Matching Contribution Account prior to the occurrence of an event stated in Section 3.02 is a percentage of such Account determined on the basis of Years of Service according to the following schedule:

                                                                       Vested Percentage
             Years of Service                                              of Account
             ----------------                                          -----------------
         Less than 1 year                                                         0%
         1 year but less than 2                                                  25%
         2 years but less than 3                                                 50%
         3 years but less than 4                                                 75%
         4 years or more                                                        100%

         3.05 Vesting Schedule/CORE Account. The vested portion of a Participant's CORE Account prior to the occurrence of an event stated in Section
3.02 is a percentage of such Account determined on the basis of Years of Service according to the following schedule:

                                                                       Vested Percentage
           Years of Service                                                of Account
           ----------------                                            -----------------
         Less than 5 years                                                        0%
         5 years or more                                                        100%

         3.06 Vesting Schedule/Profit Sharing Account. The vested portion of a Participant's Profit Sharing Account prior to the occurrence of an event stated in Section 3.02 is a percentage of such Account determined on the basis of Years of Service according to the following schedule:

                                                                       Vested Percentage
           Years of Service                                                of Account
           ----------------                                            -----------------
         Less than 3 years                                                        0%
         3 years but less than 4                                                 20%
         4 years but less than 5                                                 40%
         5 years or more                                                        100%

         3.07 Effect of Break in Service on Vesting.

                  (a) Reemployment Before Five Consecutive Breaks in Service. If a terminated Participant is reemployed by the Employer before incurring five consecutive Breaks in Service (only a single Break in Service applies, if completed prior to the first day of the first Plan Year in
         1985), both pre-break and post-break Years of Service will count in vesting the Participant's Account balance.

                  (b) Reemployment of Vested Participant After Five Consecutive Breaks in Service. If a Participant terminates employment with any vested benefit and is reemployed after incurring five consecutive Breaks in Service (only a single Break in Service applies, if completed prior to the first day of the first Plan Year in 1985), all post-break service will be disregarded in determining the vested percentage of such Participant's Account which accrued prior to the break. However, all Years of Service (both pre-break and post-break) will count for purposes of vesting the Participant's Account which accrues after the break.

                  (c) Reemployment of Non-Vested Participant After Five Consecutive Breaks in Service. If a Participant terminates employment with no vested benefit whatsoever and is reemployed after incurring five consecutive Breaks in Service (only a single Break in Service applies, if completed prior to the first day of the first Plan Year in
         1985), all service after the break is disregarded in determining the vested percentage of the Participant's Account that accrued prior to the break. Further, such Participant's pre-break service counts for purposes of determining the vested percentage of the Participant's Account which accrues after the break only if upon reemployment the number of consecutive Breaks in Service is less than the aggregate number of pre-break Years of Service.

                  For purposes of this subsection (c), in computing a Participant's aggregate Years of Service completed prior to any Break in Service, Years of Service which were disregarded by reason of any prior Break in Service shall likewise be disregarded.

                  Service earned prior to the first day of the first Plan Year in 1985 is disregarded if the minimum participation and minimum vesting rules then in effect did not require service to be taken into account.

                  (d) Separate Accounts. If necessary, separate Accounts will be maintained for amounts derived from Employer contributions made before and after a Break in Service. Both Accounts will be adjusted by earnings and losses of the Trust.

         3.08 Date of Termination of Employment. The date a Participant terminates employment other than by attaining Normal Retirement Age, Total and Permanent Disability or death shall be the actual date of termination; provided, however, if a Participant fails to resume employment with the Employer within the terms of an authorized leave of absence, that Participant shall be deemed to have terminated employment as of the date that Participant's authorized leave of absence commenced.

         3.09 Vesting and Nonforfeitability of Account Upon Plan Termination. Upon termination, partial termination or complete discontinuance of Employer contributions under the Plan, the rights of all affected Participants to benefits accrued to the date of such termination, partial termination, or discontinuance, to the extent funded as of such date, or the amounts credited to the Participants' Accounts, are nonforfeitable. The Plan Administrator shall compute and direct the Trustee to segregate such Accounts and the Accounts of any other persons having an interest in the Trust.

         3.10 Amendment of Vesting Schedule. No amendment to the Plan shall be effective to the extent that, in the case of an Employee who is a Participant on the later of the effective date or the adoption date of such amendment, it has the effect of reducing such Participant's vested accrued benefit as calculated without regard to the amendment. If the Plan's vesting schedule is amended or the Plan is amended in any way that directly or indirectly affects the computation of a Participant's vested percentage, or if the Plan is deemed amended by an automatic change to or from a Top Heavy vesting schedule, each Participant with at least 3 Years of Service as of the end of the election period may elect to have such Participant's vested percentage computed under the Plan without regard to such amendment or change. However, for Plan Years beginning before January 1, 1989, or with respect to Employees who do not complete one Hour of Service in a Plan Year beginning after December 31, 1988, "5 years" shall be substituted for "3 years" in the preceding sentence.

         The election period shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of:

                  (a)      60 days after the amendment is adopted;

                  (b)      60 days after the amendment becomes effective; or

                  (c) 60 days after the Participant receives written notice of the amendment from the Employer or Plan Administrator.

                    ARTICLE IV - TIME AND MANNER OF PAYMENT


         4.01     Time of Initial Payment of Retirement Benefits.

                  (a) In the event of termination of employment for any reason, and upon Participant's filing of the necessary forms, documentation, and application for benefits, initial payment of Participant's benefits will begin as soon as administratively feasible;

                  However, unless the Participant elects in writing a later commencement date, the pay ment of benefits shall begin not later than the sixtieth (60th) day after the close of the Plan Year in which the latest of the following occurs: (1) the Participant reaches age sixty-five (65) or Normal Retirement Age, (2) the tenth (10th) anniversary of commencing participation in the Plan, or (3) termination of employment with the Employer.

                  (b) Under no circumstances will distribution of benefits begin later than April 1 of the calendar year following the year in which the Participant attains age 70-1/2 (the "required beginning date").

         4.02 Consent To Payment Of Benefits. Notwithstanding Section 4.01, if the value of the Participant's vested benefit derived from Employer and Employee contributions has ever exceeded $3,500, and the benefit is immediately distributable, the Participant and the Participant's Spouse (or, where either has died, the survivor) must consent to the distribution of benefits. The consent must be obtained in writing within the 90 day period ending on the Annuity Starting Date (the first day of the first period for which an amount is payable as an annuity or any other form).

         Spousal consent shall not be required if distribution is in the form of a Qualified Joint and Survivor Annuity. Further, no consent shall be required if a distribution is required to satisfy Code section 401(a)(9) or
415. In addition, upon termination of the Plan if the Plan does not offer the option of a commercial annuity, the Participant's account balance may, without the Participant's consent, be distributed to the Participant or transferred to another defined contribution plan (other than an employee stock ownership plan under Code section 4975(e)(7)) within the same controlled group.

         An account balance is immediately distributable if any part of it could be distributed to the Participant (or Surviving Spouse) before the Participant attains (or would have attained) the later of Normal Retirement Age or age 62. Absent the required consent to receive benefits in excess of $3,500, distribution of benefits shall begin no sooner than the later of age 62 or Normal Retirement Age.

         If the value of the Participant's vested benefit derived from Employer and Employee contributions has never exceeded $3,500, the Plan Administrator shall distribute the value of the entire vested portion of such account balance in accordance with Section 4.01 without the need for consent of the Participant or Spouse. For purposes of this Section, if the value of a Participant's vested account balance is zero, the Participant shall be deemed to have received a distribution of such vested account balance.

         4.03 Manner of Payment of Retirement Benefits. Distribution of a Participant's benefits will be made to the Participant or Beneficiary by one of the following methods:

                  (a) Automatic Form of Payment of Retirement Benefits. Unless the Participant elects otherwise as provided below, distribution of a Participant's benefits will be made to the Participant by one of the following methods, as applicable:

                           (i) Joint and Survivor Annuity. A Participant who is married on the Annuity Starting Date shall receive the value of the benefits in the form of a Joint and Survivor Annuity. The Joint and Survivor Annuity shall be the actuarial equivalent of a single life annuity. Such Joint and Survivor benefits following the Participant's death shall continue to the Spouse during the Spouse's lifetime at a rate equal to fifty percent (50%) of the rate at which such benefits were payable to the Participant.

                           (ii) Single Life Annuity. A Participant who is not married on the Annuity Starting Date shall receive benefits in the form of a Single Life Annuity.

                  (b) Optional Form of Payment of Retirement Benefits. If a Participant duly elects pursuant to Section 4.04 to waive the Joint and Survivor Annuity or Single Life Annuity, as applicable, distribution of a Participant's benefits will be made to the Participant or Beneficiary by one of the following methods, as elected by the Participant:

                           (i)      By lump-sum payment in cash.

                           (ii) Payments may be made over a period not extending beyond the life expectancy of the Participant or the joint life expectancies of the Participant and the Participant's Beneficiary.

         4.04 Election to Waive Joint and Survivor Annuity and Single Life Annuity.

                  (a) Election and Spousal Consent. An election to waive the Joint and Survivor Annuity must be made by the Participant in writing during the Election Period and be consented to by the Participant's Spouse. Such election shall designate a Beneficiary or a form of benefits that may not be changed without spousal consent (unless the original consent acknowledged the Spouse's right to limit consent to a specific Beneficiary or form of benefits and the Spouse voluntarily chose to relinquish one or both of such rights). Such Spouse's consent shall be irrevocable and must acknowledge the effect of such election and be witnessed by a Plan representative or a notary public. Such consent shall not be required if it is established to the satisfaction of the Plan Administrator that the required consent cannot be obtained because there is no Spouse, or the Spouse cannot be located, or other circumstances that may be prescribed by Regulations. The election made by the Participant and consented to by the Spouse may be revoked by the Participant in writing without the consent of the Spouse at any time during the Election Period. The number of revocations shall not be limited. Any new election must comply with the requirements of this Section. A former Spouse's waiver shall not be binding on a new Spouse.

                  (b) Election Period. For purposes of this Section, the Election Period to waive the Joint and Survivor Annuity shall be the ninety (90) day period ending on the Annuity Starting Date.

                  (c) Notice Period. With regard to the election, the Plan Administrator shall provide the Participant a written explanation no less than 30 and no more than 90 days before the Annuity Starting Date containing:

                           (i) the terms and conditions of the Joint and Survivor Annuity, and

                           (ii) the Participant's right to make and the effect of an election to waive the Joint and Survivor Annuity, and

                           (iii)    the rights of the Participant's Spouse, and

                           (iv) the right of the Participant to revoke such election and the effect of such revocation.

                            (v) the relative values of the various optional
                  forms of benefits under the Plan.

                  (d) Election to Waive Single Life Annuity. An unmarried Participant may elect to waive the Single Life Annuity form of payment by complying with the provisions of this Section as if electing to waive the Joint and Survivor Annuity, but without the spousal consent requirements.

         4.05 Payment Upon Death of Participant. Other than an annuity payable pursuant to Section 4.03, if a Participant dies before having received the entire vested balance of that Participant's benefits and has a Surviving Spouse, such remaining vested balance, plus the proceeds of any insurance on the life of the Participant held in the Participant's Accounts shall be paid to or for the benefit of the Participant's Spouse in the form of a Pre-Retirement Survivor Annuity, unless the Participant has elected to waive the annuity pursuant to Section 4.06. Payment of such annuity shall commence within a reasonable time after the Participant's death unless the Spouse elects a later commencement date. However, payment must commence on or before the later of (i) the last day of the calendar year following the year of the Participant's death, or (ii) the last day of the year in which the Participant would have attained age 70-1/2.

         If a Participant's death benefit is not paid in the form of a Pre-Retirement Survivor Annuity, the Participant's death benefits shall be paid to the Beneficiary in a lump sum payment in cash.

         4.06 Election to Waive Pre-Retirement Survivor Annuity. Any election to waive the Pre- Retirement Survivor Annuity before the Participant's death must be made by the Participant in writing during the Election Period and shall require the Spouse's irrevocable consent in the same manner provided for in Section 4.04. Further, the Spouse's consent must acknowledge the specific nonspouse Beneficiary or the alternative form of death benefit to be paid in lieu of the Pre-Retirement Survivor Annuity (unless the consent of the Spouse acknowledges that the Spouse has the right to limit consent only to a specific Beneficiary or a specific form of benefit and that the Spouse voluntarily elects to relinquish one or both of such rights.)

                  (a) The Election Period to waive the Pre-Retirement Survivor Annuity shall begin on the first day of the Plan Year in which the Participant attains age thirty-five (35) and end on the date of the Participant's death. In the event a vested Participant separates from service prior to the beginning of the Election Period, the Election Period shall begin on the date of such separation from service.

         Pre-age 35 waiver: A Participant who will not yet attain age 35 as of the end of any current Plan Year may make a special qualified election to waive the Pre-Retirement Survivor Annuity for the period beginning on the date of such election and ending on the first day of the Plan Year in which the Participant will attain age 35. Such election shall not be valid unless the Participant receives a written explanation of the Pre-Retirement Survivor Annuity in such terms as are described below. Pre-Retirement Survivor Annuity coverage will be automatically reinstated as of the first day of the Plan Year in which the participant attains age 35. Any new waiver on or after such date shall be subject to the full requirements of this Section.

                  (b) With regard to the election, the Plan Administrator shall provide each Participant within the "applicable period", with respect to such Participant (and consistent with regulations), a written explanation of the Pre-Retirement Survivor Annuity containing comparable information to that required pursuant to Section 4.04. The term "applicable period" means, with respect to a Participant, whichever of the following periods ends last:

                            (i) The period beginning with the first day of the Plan Year in which the Participant attains age thirty-two
                  (32) and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age thirty-five
                  (35);

                           (ii) A reasonable period ending after the individual becomes a Participant. For this purpose, in the case of an individual who becomes a Participant after age thirty-two (32), the explanation must be provided by the end of the three-year period beginning with the first day of the first Plan Year for which the individual is a Participant;

                           (iii) A reasonable period ending after the Plan no longer fully subsidizes the Pre-Retirement Survivor Annuity with respect to the Participant;

                           (iv)     A reasonable period ending after Code
                  section 401(a)(11) applies to the Participant; or

                           (v) A reasonable period after separation from service in the case of a Participant who separates before attaining age thirty-five (35). For this purpose, the Plan Administrator must provide the explanation at the time of separation or within one year after separation.

         4.07     Calculation of Distributions.

                  (a) Minimum Amounts to be Distributed. Notwithstanding any provisions to the contrary, all distributions required under this
         Article IV shall comply with Code section 401(a)(9) and the proposed regulations thereunder, including the minimum distribution incidental benefit requirement of regulation 1.401(a)(9)-2.

                  (b) Determination Of Amount To Be Distributed Each Year. If the Participant's interest is to be distributed in other than a single sum, the following minimum distribution rules shall apply on or after the required beginning date:

                            (i)     If a Participant's benefit is to be
                  distributed over (1) a period not extending beyond the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and the Participant's designated Beneficiary or (2) a period not extending beyond the life expectancy of the designated Beneficiary, the amount required to be distributed for each calendar year, beginning with distributions for the first distribution calendar year, must at least equal the quotient obtained by dividing the Participant's benefit by the applicable life expectancy.

                           (ii) For calendar years beginning before January 1, 1989, if the Participant's Spouse is not the designated Beneficiary, the method of distribution selected must assure that at least 50% of the present value of the amount available for distribution is paid within the life expectancy of the Participant.

                           (iii) For calendar years beginning after December 31, 1988, the amount to be distributed each year shall not be less than the quotient obtained by dividing the Participant's benefit by the lesser of (1) the applicable life expectancy or (2) if the Participant's Spouse is not the designated Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of section 1.401(a)(9)-2 of the proposed regulations. Distributions after the death of the Participant shall be distributed using the applicable life expectancy in subsection (i) above as the relevant divisor without regard to proposed regulations section 1.401(a)(9)-2.

                           (iv) The minimum distribution required for the Participant's first distribution calendar year must be made on or before the Participant's required beginning date. The minimum distribution for other calendar years, including the minimum distribution for the distribution calendar year in which the employee's required beginning date occurs, must be made on or before December 31 of that distribution calendar year.

                           (v) If the participant's benefit is distributed in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of section 401(a)(9) of the Code and the proposed regulations thereunder.

                  (c) Calculation of Life Expectancy. A determination of life expectancy and joint and last survivor life expectancy will be made by use of the expected return multiples in Section 1.72-9 of the regulations under the Code. Unless otherwise elected by the Participant or Spouse by the time distributions are required to begin, life expectancies will be recalculated annually. Such election shall be irrevocable. The life expectancy of a non-Spouse Beneficiary may not be recalculated.

         4.08     Forfeiture of Non-vested Benefits.

                  (a) Forfeiture Upon Five Year Break in Service. Upon termination of a Participant whose benefits are at least partially vested, the non-vested portion of such benefits shall be transferred to an account holding potential forfeitures. This account shall continue to be adjusted by earnings and losses of the Trust; provided, however, in the case of any Participant who has incurred five (5) or more consecutive Breaks in Service (Five Year Break in Service) prior to the resumption of employment with the Employer, the non-vested portion of such terminated Participant's benefits, and all regular periodic adjustments thereto, shall be deemed forfeited and shall be used to reduce the Employer's contribution for the Plan Year within which the fifth Break in Service occurs. Upon such forfeiture, such terminated Partici pant's Account shall be closed and if the vested Account balance has not been paid to the Participant, the vested portion of such Account shall be transferred to a separate Fully Vested Account for such terminated Participant's benefit; provided, however, at such time as the terminated Participant resumes employment with the Employer, an additional separate Account shall be established for the Participant's benefit as if the Participant were a new Participant, which Account shall be maintained separate and distinct from the Participant's Fully Vested Account, until such Account becomes fully vested at which time the Accounts may be merged.

                  (b) Forfeiture Prior to Five Year Break in Service. Upon termination of employment of a non-vested Participant, or upon distribution of the vested portion of a terminated Participant's benefits before the Accounting Date of the second Plan Year following termination of employment, the non-vested portion of such terminated Participant's benefits shall be deemed forfeited and shall be allocated as of the Accounting Date of the Plan Year of termination of a non-vested Participant, or the Plan Year in which distribution to a vested Participant is made, in accordance with subsection (a) as though a Five Year Break in Service had occurred. If less than the entire vested portion of the account balance derived from Employer contributions is distributed, the part of the nonvested portion that will be treated as a forfeiture is the total nonvested portion multiplied by a fraction, the numerator of which is the amount of the distribution attributable to Employer contributions and the denominator of which is the total value of the vested Employer derived account balance.

                  (c) Restoration of Accounts.

                           (i)      Partially Vested Participant. If a
                  terminated Participant, who has received a distribution of the entire vested portion of such Participant's benefits is reemployed by the Employer prior to a Five Year Break in Service, and repays to the Plan (in cash and/or kind, as initially distributed) an amount equal to the full amount of such distribution (repayment), then that portion of such terminated Participant's benefits which was forfeited at the time of distribution shall be reinstated by the Employer (in cash and/or kind as initially forfeited) and added to such repayment to constitute the opening balance of such Participant's Account upon the Participant's reemployment; provided, however, reinstatement of such Participant's forfeiture shall occur only where repayment by the Participant is completed by the earlier of: (1) the last day of the Plan Year within which the Participant has five consecutive Breaks in Service or (2) five years after the Participant is reemployed by the Employer. If a terminated Participant incurs five consecutive Breaks in Service, repayment will not be permitted.

                           (ii) Non-Vested Participant. If a terminated Participant who had no vested interest in his benefits is reemployed by the Employer before the Participant's consecutive Breaks in Service equal or exceed the greater of
                  (1) five, or (2) the aggregate number of pre-break Years of Service, that terminated Participant's benefits, if previously forfeited shall be reinstated (in cash or in kind as initially forfeited) to constitute the opening balance of such Participant's Account.

                  (d) Source of Restoration. Restoration pursuant to subsection (c) of this Section shall be made from the following sources in the order described:

                           (1) From the forfeiture of such terminated Participant's Account which has not yet been applied pursuant to subsection (a) above (the account of potential forfeitures); or if insufficient,

                           (2) From forfeitures applicable as of the Accounting Date of the Plan Year within which repayment is completed; or if insufficient,

                           (3) From the Employer contributions for the Plan Year within which such repayment is completed; and if necessary, for the Plan Year next following.

                  (e) Make-Up Contribution and Time of Restoration. Restoration of a forfeiture pursuant to this subsection (e) shall in all events be completed by the Accounting Date of the Plan Year next following the Plan Year within which the repayment is completed.

         4.09 Fully Vested Account. The Fully Vested Account is the account established for the benefit of a Participant to hold the vested portion of a Participant's benefits upon forfeiture of the non-vested portion of the Participant's benefits. Where a Fully Vested Account is not distributed coincident with the application of the Participant's forfeiture, it shall continue to be adjusted by earnings and losses of the Trust; provided, however, it shall no longer be increased by contributions or forfeitures. A Fully Vested Account shall be subject to the time and manner of payment provisions of
Article IV of the Plan.

         4.10 Suspension of Benefits. Payment of benefits attributable to Employer contributions may be suspended for any period during which a terminated Participant is reemployed by the Employer.

         4.11 Pre-1984 Election. The preceding Sections of this Article IV notwithstanding, if the Participant has, before January 1, 1984, made an election to receive benefits in a form acceptable under Code section 401(a) as in effect prior to the enactment of the Tax Equity and Fiscal Responsibility Act of 1982, and if the Participant filed such election in a timely manner with the Plan Administrator, said election shall be effective unless and until revoked by the Participant. If an election is revoked any subsequent distributions must meet the requirements of this Article IV.

         4.12 Pre-Retirement Distribution. A Participant who has been a Participant for at least two years and who attains age 59 1/2 may elect to receive a distribution of the entire amount credited to such Participant's Accounts, or a portion thereof, excluding amounts from the CORE Account. A Participant who receives such a distribution shall continue to participate in the Plan. Any such distribution shall be made in a manner consistent with the requirements of this Article IV, including all notice and consent requirements. Any Participant who withdraws elective contributions shall not be permitted to make elective contributions until six (6) months have elapsed from the date on which such withdrawal occurs.

         4.13     Hardship Distribution.

                  (a) The Plan Administrator, at the election of the Participant, shall permit a distribution from the Participant's Account(s) (except for the CORE Account, any Special Employer Contributions, and earnings credited to the Participant's Elective Account after

         December 31, 1988) of an amount necessary to satisfy the Participant's immediate and heavy financial need where the Participant lacks other available resources on account of:


                           (i)      accident or illness involving the
                  Participant or a member of the Participant's immediate family or household or other dependant,

                           (ii) tuition and related educational fees for the next twelve (12) months for post-secondary education of a member of the Participant's immediate family or other dependent,

                           (iii) the cost of buying the principal residence of the Participant, not including making mortgage payments,

                            (iv) the cost of preventing an eviction or mortgage foreclosure on the Participant's principal residence, or

                           (v)      another circumstance which the Plan
                  Administrator determines constitutes an immediate and heavy financial need.

         No hardship distribution shall exceed the vested portion of a Participant's applicable Account determined as of the most recent Accounting Date. Such a distribution is deemed made as of the first day of the Plan Year, or if later, the most recent Accounting Date, and the Participant's Account(s) shall be reduced accordingly. Any distribution shall be made in a manner consistent with the requirements of this Article IV, including all notice and consent requirements.

                  (b) Rules for Hardship Distributions. Distributions shall be carried out under the following rules:

                           (i)      The Participant shall apply for the
                  distribution under procedures fixed by the Plan
                  Administrator.

                           (ii) The application shall include a signed statement of the facts causing financial hardship and any other facts required by the Plan Administrator.

                           (iii) The distribution shall not exceed the amount of the financial need.

                           (iv)     The Participant shall obtain all
                  distributions and nontaxable loans available under all plans of the Employer.

                           (v) The Participant's Elective Contributions under all plans of the Employer for the year immediately following the year of the hardship distribution shall not exceed $7,979 (adjusted pursuant to the method provided in Code section

                  415(d)) less the amount of the Participant's Elective Contributions for the year of the hardship distribution.

         4.14     Loans to Participant.

         (a) The Trustee may, if the Plan Administrator directs, lend amounts in accordance with this Section and the Trust Agreement, provided, however, that Participant loans are not permitted from the Participant's CORE Account.

         Loans may be made to Participants and Beneficiaries under the following circumstances: (1) loans are made available to all Participants and Beneficiaries on a reasonably equivalent basis; (2) loans are not made available to Highly Compensated Employees in an amount greater than the amount made available to other employees; (3) loans bear a reasonable rate of interest; (4) loans are adequately secured; and (5) loans provide for repayment over a reasonable period of time.

         (b) Any loan granted or renewed on or after the last day of the first Plan Year beginning after December 31, 1988, shall be made pursuant to a written Loan Program which shall be contained in a separate document incorporated herein by reference, and shall include the following:

                  (1) the identity of the person(s) or position(s) authorized to administer the loan program;

                  (2)      the procedure for applying for loans;

                  (3) the basis on which loans will be approved or denied;

                  (4) limitations, if any, on types and amounts of loans;

                  (5) the procedure for determining a reasonable interest rate;

                  (6) the types of collateral which may secure a loan; and

                  (7) the events constituting default and the steps that will be taken to preserve plan assets.

         (c) Loans made pursuant to this Section (when added to the outstanding balance of all other loans made by any plan maintained by the Employer) shall be limited to the lesser of:

                  (1) $50,000, reduced by the amount of principal repaid on any prior loan within the 12-month period ending on the date a loan is made, or

                  (2) the greater of (a) 1/2 the Participant's vested Account balance, or (2) $10,000.

         (d) Loans shall provide for level amortization with payments to be made at least quarterly over a period not to exceed five (5) years.

         (e) No distribution shall be made to any Participant or to a Beneficiary of any Participant unless and until all unpaid loans, including accrued interest thereon have been liquidated.

         (f) Any loan made pursuant to this Section is earmarked as a Directed Investment in the borrowing Participant's Account, pursuant to Section 7.10.

         (g) Any loan where the vested interest of the Participant is used to secure the loan shall require the written consent of the Participant's Spouse. Such consent must be obtained within the 90 day period ending on the date the loan is made. Such consent shall be binding with respect to the consenting Spouse or any subsequent Spouse with respect to that loan. Any security interest held by the Plan by reason of an outstanding loan shall be taken into account in determining the amount of the death benefit or Pre-Retirement Survivor Annuity. However, no spousal consent is required under this paragraph if the total vested benefit subject to security is $3,500 or less.

         4.15 Limitation for Qualified Domestic Relations Order. All rights and benefits, including elections, provided to a Participant in this Plan shall be subject to the rights afforded to any Alternate Payee under a Qualified Domestic Relations Order as those terms are defined in Code section 414(p). Upon receipt of a Qualified Domestic Relations Order which orders plan benefits for a Participant's Spouse, the Trustee may immediately pay such benefits in accordance with the Qualified Domestic Relations Order regardless of the fact that the Participant may not have reached "the earliest retirement age" as defined in Code section 414(p). Attorneys fees and expenses directly related to the determination of qualification of a domestic relations order and the preparation and administration of such Qualified Domestic Relations Order may be charged against and paid from the Accounts of the Participant named in the order.

                   ARTICLE V - CONTRIBUTIONS BY THE EMPLOYER


         5.01 Nonelective Contribution by Employer. For the Plan Year beginning January 1, 1992 and each Plan Year thereafter, the Employer shall contribute to the Trust a Nonelective Contribution on behalf of such Participant who is employed on the last day of the Plan Year. The amount of the nonelective contribution is equal to three percent (3%) of the Participant's Compensation; provided, however, that the nonelective contribution for the 1992 Plan Year is equal to three percent (3%) of the Participant's Compensation from May 1, 1992, through December 31, 1992; and provided further that the nonelective contribution for the 1992 Plan Year for those Participants who were formerly Participants in the Lenox, Incorporated Employees Savings and Investment Plan and became Participants of this Plan during the 1992 Plan Year shall be equitably adjusted as determined by the Plan Administrator on a uniform, nondiscriminatory basis. The nonelective contributions made pursuant to this Section are credited to the Participant's Company Retirement (CORE) Account in accordance with Section 7.01.

         5.02 Elective Contribution by Employer. Each Plan Year the Employer shall contribute to the Trust the amount of the total salary reduction Election Requests of all Participants made pursuant to Article VI (Elective Contribution). The contributions made pursuant to this Section shall be credited to each Participant's Elective Account in accordance with Section
7.02.

         5.03 Matching Contribution by Employer. Each Plan Year the Employer shall contribute to the Trust a Matching Contribution on behalf of each Participant receiving an Elective Contribution for the Plan Year. Through March 31, 1994, the amount of the Matching Contribution shall be equal to 25% of the Participant's Compensation deferred. Effective April 1, 1994, the amount of the Matching Contribution shall be equal to 35% of the first two (2%) percent of a Participant's Compensation deferred and 25% of the remainder of a Participant's Compensation deferred. Effective April 1, 1995, the amount of the Matching Contribution shall be equal to 45% of the first two (2%) percent of a Participant's Compensation deferred and 25% of the remainder of a Participant's Compensation deferred. Effective April 1, 1996, the amount of the Matching Contribution shall be equal to fifty (50%) percent of a Participant's Compensation deferred and 25% of the remainder of a Participant's Compensation deferred. However, in applying the foregoing matching percentages, only Participant Elective Contributions up to 15% of Compensation shall be considered. The Matching Contribution shall be credited to the Employer
Matching Contribution Account of eligible Participants in accordance with
Section 7.03.

         5.04 Deduction of Employer Contributions. Notwithstanding the foregoing Sections of Article V, to the extent that any deduction for an Employer contribution is disallowed, such contribution (to the extent disallowed) may at the option of the Employer be returned to the Employer provided the return is accomplished within one (1) year after the disallowance of the deduction.

         5.05 Limits on Elective and Matching Contributions. For each Plan Year, the Plan shall satisfy the nondiscrimination tests of Code sections 401(a)(4), 401(k)(3) and 401(m) in accordance with Regulation 1.401(k)-1 and proposed Regulation 1.401(m)-1 and -2. The Code and Regulation sections are incorporated by this reference.

         Neither the Actual Deferral Percentage ("ADP") nor the Actual Contribution Percentage ("ACP") of the Highly Compensated Employees may exceed the greater of the following:

                  (a) 1.25 times the ADP or ACP of all other eligible Employees, or

                  (b) 2 percentage points higher than the ADP or ACP of all other eligible Employees, up to 2 times such ADP or ACP.

         For Plan Years beginning after December 31, 1988, to prevent the multiple use of the tests in this subsection (b), if a Highly Compensated Participant is eligible to make elective deferrals pursuant to any cash or deferred arrangement maintained by the Employer or an Affiliated Employer, or to make Employee contributions or receive matching contributions under this or any other plan maintained by the Employer or an Affiliated Employer, such Participant's Actual Contribution Percentage shall be reduced pursuant to Treasury regulation 1.401(m)-2. The provisions of regulations 1.401(m)-1(b) and 1.401(m)-2 are incorporated by reference.

         The Actual Deferral Percentage for each Participant is calculated by dividing the Participant's Elective Contributions for a Plan Year by the Participant's Compensation for such Plan Year. The ADP for each group ((i) Highly Compensated Employees and (ii) non-Highly Compensated Employees) is the average of the ADPs of each eligible Participant in the group, calculated to the nearest one-hundredth of one percent. Elective Contributions allocated to non-Highly Compensated Participants shall not include Excess Deferrals (determined pursuant to Section 6.01.)

         The Actual Contribution Percentage for each Participant is calculated by dividing the Participant's Matching Contributions and Voluntary Contributions (including Excess Contributions recharacterized as Voluntary Contributions) for the Plan Year by the Participant's Compensation for such Plan Year. The ACP for each group ((i) Highly Compensated Employees and (ii) non-Highly Compensated Employees) is the average of the ACPs of each eligible Participant in the group calculated to the nearest one-hundredth of one percent.

         For purposes of this Section, Compensation shall include salary reduction contributions made under this Plan or to a cafeteria plan.

         For purposes of determining the ADP and ACP of a Participant who is a 5-percent owner or one of the ten most highly-paid Highly Compensated Employees, the Elective Contributions, Matching Contributions, Voluntary Contributions and Compensation of such Participant shall include the Elective Contributions, Matching Contribution, Voluntary Contribution and Compensation of "family members" (as defined in Code section 414(q)(6)), and the family group shall be treated as one Highly Compensated Participant. Family members shall be disregarded for purposes of determining the ADP and ACP of the group of non-Highly Compensated Participants.

         If a Highly Compensated Participant is a Participant under two or more plans of the Employer or an Affiliated Employer (other than an employee stock ownership plan as defined in Code section 4975(e)(7)) to which Elective Contributions, Matching Contributions or Voluntary Contributions are made, such contributions on behalf of such Highly Compensated Participant shall be aggregated in determining the ADP and ACP of such Participant. For Plan Years beginning after December 31, 1988, if the plans have different plan years, all plans ending within the same calendar year shall be treated as a single plan.

         If this Plan satisfies the requirements of Code sections 401(k), 401(m), 401(a)(4), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy such requirements only if aggregated with this Plan, then the ADP and ACP of employees shall be determined as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated to satisfy Code section 401(k) and 401(m) only if they have the same Plan Year.

         5.06 Special Employer Contributions. Within 12 months after the end of the Plan Year, the Employer may make a discretionary Special Employer Contribution to the Trust which shall be allocated to the Elective Accounts of eligible Participants to the extent necessary to satisfy one of the nondiscrimination tests specified in the Section 5.05.

         The Employer may, in its discretion, allocate Special Employer Contributions under one of the following methods:

                  (a) To each eligible Participant or group of eligible Participants in the ratio each such eligible Participant's Compensation bears to the Compensation of all such eligible Participants.

                  (b) As a level dollar amount to each eligible Participant or group of eligible Participants.

                  (c) To the lowest paid eligible Participant or group of eligible Participants, up to the lesser of the amount permitted by law or the amount necessary to pass the nondiscrimination test. If this amount is not sufficient to pass the nondiscrimination test, a similar Special Employer Contribution may be made for the next lowest paid eligible Participant or group of eligible Participants. This process may be repeated until the nondiscrimination test is satisfied.

                  (d) To the highest paid eligible Participant or group of eligible Participants, up to the lesser of the amount permitted by law or the amount necessary to pass the nondiscrimination test. If this amount is not sufficient to pass the nondiscrimination test, a similar Special Employer Contribution may be made for the next highest paid eligible Participant or group of eligible Participants. This process may be repeated until the nondiscrimination test is satisfied.

         Special Employer Contributions made pursuant to this Section are fully vested and treated like Elective Contributions, except for purposes of matching under Section 5.03. If Special Employer Contributions are made for purposes of satisfying one of the nondiscrimination tests outlined in Section 5.05, a separate accounting shall be maintained within the applicable Elective Contribution Accounts to prevent such Special Employer Contributions from being taken into consideration for purposes of determining whether any other contributions satisfy the remaining nondiscrimination tests.

         5.07 Correction of Excess Elective Contributions. If the amount of Elective Contributions allocated to the group of Highly Compensated Participants exceeds the nondiscrimination tests specified in Section 5.05, the Plan Administrator shall distribute to the Highly Compensated Participant having the highest ADP such Participant's excess amounts ("Excess Contributions") and income allocable thereto (determined under applicable regulations) until the nondiscrimination tests are satisfied, or until such Participant's ADP equals the ADP of the Highly Compensated Participant having the second highest ADP. This process shall continue until the nondiscrimination tests are satisfied. The amount of Excess Contributions for a Highly Compensated Participant is then equal to the total of elective and other contributions taken into account for the ADP test, minus the product of the employee's ADP (as determined after application of this Section) and the employee's compensation used in determining that ratio. The amount of Excess Contributions to be distributed or recharacterized shall be reduced by any previous distribution of Excess Deferrals (pursuant to Section 6.01) for the employee's taxable year ending in the same Plan Year.

         Excess Contributions shall within two and one-half months after the Plan Year end be: (i) distributed to the Participant, and/or (ii) recharacterized as an amount distributed to the Participant and contributed to the Plan as a Voluntary Contribution. Distribution may be postponed but not later than the close of the Plan Year following the Plan Year in which the Excess Contribution was allocable; however, if the Excess Contributions are not corrected within two and one-half months after the Plan Year end, a 10% excise tax will be imposed on the Employer on such amounts. Recharacterization may be combined with distribution to correct Excess Contributions. The Employer shall designate the distribution/recharacterization as Excess Contributions.

         The income allocable to Excess Contributions includes income for the Plan Year for which the Excess Contributions were made.

         Distribution and/or recharacterization shall be made first from unmatched Elective Contributions, and then simultaneously from matched Elective Contributions and Matching Contributions which relate to such Elective Contributions. However, any such Matching Contributions which are not vested shall be forfeited in lieu of distribution.

         For purposes of applying the Top Heavy rules, recharacterized Excess Contributions shall continue to be treated as Elective Contributions. Amounts recharacterized shall continue to be subject to the nonforfeitability requirements and distribution restrictions that apply to Elective
Contributions.

         Correction of Excess Contributions of a Highly Compensated Participant whose ADP is determined under the family aggregation rules shall be made in accordance with Regulation 1.401(k)- 1(f)(5)(ii).

         5.08 Correction of Excess Employer Matching Contributions and Voluntary Contributions. If the amount of Matching Contributions or Voluntary Contributions allocated to the group of Highly Compensated Participants exceeds the nondiscrimination tests specified in Section 5.05, the Plan Administrator shall distribute to the Highly Compensated Participant having the highest ACP such Participant's excess amounts ("Excess Aggregate Contributions") and income allocable thereto (determined under applicable regulations) until the nondiscrimination tests are satisfied, or until such Participant's ACP equals the ACP of the Highly Compensated Participant having the second highest ACP. This process shall continue until the nondiscrimination tests are satisfied. The amount of Excess Aggregate Contributions for a Highly Compensated Employee is then equal to the total of voluntary, matching and other contributions taken into account for the ACP test, minus the product of the Employee's ACP (as determined after application of this Section) and the Employee's Compensation used in determining that ratio.

         Excess Aggregate Contributions shall be forfeited or distributed within two and one-half months after the Plan Year end. Forfeiture/distribution may be postponed but not later than the close of the Plan Year following the Plan Year in which the excess amount was allocable; however, if the Excess Aggregate Contributions are not corrected within two and one-half months after the Plan Year end, a 10% excise tax will be imposed on the Employer on such amounts. The Employer shall designate the forfeiture/distribution as Excess Aggregate Contributions. The order of forfeiture/distribution shall be as follows:

                  (a) Matching Contributions distributed and/or forfeited pursuant to Section 5.07.

                  (b) Voluntary Contributions, including recharacterized amounts;

                  (c)      remaining Matching Contributions.

         The income allocable to Excess Aggregate Contributions includes income for the Plan Year for which the Excess Aggregate Contributions were made.

         The determination of Excess Aggregate Contributions for any Plan Year shall be made after first determining the amount of any Excess Contributions to be recharacterized as Voluntary Contributions for the Plan Year of the Plan subject to Code section 401(k) ending with or within the Plan Year of this Plan. Correction of Excess Aggregate Contributions of a Highly Compensated Participant whose ACP is determined under the family aggregation rules shall be made in accordance with Regulation 1.401(m)-1(e)(2)(iii).

         5.09 Return of Contribution. In the case of a contribution which is made by the Employer by a mistake of fact, such contribution may be returned to the Employer within one (1) year after the payment of the contribution. In the case of a contribution for which a deduction is disallowed under Internal Revenue Code Section 404, such contribution may be returned to the Employer within one (1) year following the disallowance or as permitted or required by the Code or by ERISA.

         5.10 Plan and Trust Conditioned on Approval and Qualification. The Employer has established the Plan and Trust conditioned on their being qualified by the Internal Revenue Service pursuant to Code sections 401 and 501 and other applicable sections. If the Internal Revenue Service rules that such Plan is not qualified, the Employer reserves the right to recover contributions which were made prior to a final ruling from the Internal Revenue Service with respect to the initial determination as to qualification of the Plan and Trust. Any contribution of the Employer shall be returned to the Employer within one
(1) year after the date of the final ruling with respect to the denial of initial qualification of the Plan and Trust.

         5.11 Funding Policy. The Employer shall establish a funding policy for the Plan and a method to carry out Plan objectives which shall satisfy the requirements of Title I of the Employee Retirement Income Security Act of 1974. All actions taken with respect to such funding policy and method and the reasons therefore shall be recorded by the Employer and communicated to the Trustee.

                     ARTICLE VI - PARTICIPANT CONTRIBUTIONS


         6.01 Amount of Elective Contribution. Each Participant may elect to defer his or her Compensation and have the Employer make an Elective Contribution to the Trust on behalf of the Participant. Elective Contributions may be an amount between two percent (2%) and fifteen percent (15%) (in increments of 1%) of the Participant's Compensation for the Plan Year in question, but shall not exceed a dollar amount as adjusted pursuant to the method provided in Code section 415(d) for the Participant's taxable year. The Plan Administrator may fix lower maximums for Highly Compensated Employees to satisfy the nondiscrimination tests of Section 5.05.

         If the dollar limitation provided above is exceeded, the excess amount ("Excess Deferral"), plus any income and minus any loss attributable to such amount, shall be distributed to the Participant by April 15 of the year following the year in which the excess amount was contributed, and in no event later than the last day of the Plan Year following the Plan Year in which the excess arose. The amount distributed shall not exceed the Participant's salary reduction contribution under the Plan for the year. A Participant's Excess Deferral shall be reduced (but not below zero) by any previous distribution or recharacterization of Excess Contributions pursuant to Section 5.07 for the Plan Year beginning within the Participant's taxable year.

         6.02 Election Request. Elective Contributions for Participants shall be such amounts as the Participant elects to have contributed on the Participant's behalf pursuant to a salary reduction Election Request completed by the Participant and filed with the Employer. Under no circumstances may an Election Request be adopted retroactively.

         6.03 Change of Rate. Participants may change the rate of the Elective Contribution (in accordance with the Election Request form) by notifying the Employer and the Plan Administrator at least fifteen (15) days prior to the date such changes in contribution are to take effect, or at any other time mutually agreeable between the Employer and the Participant, provided that all Participants under similar circumstances are treated alike.

         6.04 Distributions from Elective Account. Amounts held in a Participant's Elective Contribution Account may be distributed only upon:

                  (i) the Participant's retirement, death, Total and Permanent Disability, separation from service, or attainment of age 59 1/2;

                  (ii) the termination of the Plan without the existence or establishment of another defined contribution plan (other than an employee stock ownership plan);

                  (iii) the sale by the Employer to an unrelated entity of substantially all of the assets (within the meaning of Code section 409(d)(2)) used in a trade or business of such corporation if the Participant continues employment with the corporation acquiring such assets;

                  (iv) the sale by the Employer to an unrelated entity of its interest in a subsidiary (within the meaning of Code section 409(d)(3)), with respect to a Participant who continues employment with such subsidiary;

                  (v)  the Participant's financial hardship, pursuant to
         Section 4.13; or

                  (vi) pursuant to Sections 6.01 and 5.07.

         6.05 Voluntary Contributions. Voluntary contributions are permitted to the extent such contributions are excess contributions recharacterized as voluntary contributions in accordance with Section 5.07.

         6.06 Withdrawal from Voluntary Contribution Account. Any withdrawal from the Participant's Voluntary Contribution Account is subject to the distribution rules provided in Section 6.04.

              ARTICLE VII - ALLOCATION TO INDIVIDUAL PARTICIPANTS


         7.01 Allocation of Nonelective Employer Contribution. Each Plan Year the Nonelective Employer Contribution shall be allocated to the CORE Accounts of all eligible Participants employed on the last day of the Plan Year in the same manner as the contribution is determined pursuant to Section 5.01.

         7.02 Allocation of Elective Contributions. Each Plan Year the Employer shall allocate the Elective Contribution made on behalf of a Participant subject to such Participant's Election Request to the Elective Contribution Account of such Participant in the same manner as the contribution is determined pursuant to Section 6.01.

         7.03 Allocation of Matching Contribution. Each Plan Year Employer Matching Contributions shall be allocated to the Employer Matching Contribution Account of each eligible Participant receiving an Elective Contribution in the same manner as the Matching Contribution is determined pursuant to Section 5.03.

         Participants shall be eligible to receive a Matching Contribution only if they are active Participants on the last day of the calendar quarter to which the contribution relates.

         7.04 Allocation of Forfeitures. As of each Accounting Date, any amounts which became forfeitures shall first be made available to reinstate previously forfeited account balances of reemployed Participants, if any. The remaining forfeitures shall be used to reduce the Employer's matching contribution for the current Plan Year.

         7.05 Amendment of Allocation Eligibility. Notwithstanding anything to the contrary, for Plan Years beginning after December 31, 1989, if this is a Plan that would otherwise fail to meet the requirements of Code sections 401(a)(26), 410(b)(1) or 410(b)(2)(A)(i) and the Regulations thereunder because Employer contributions have not been allocated to a sufficient number or percentage of Participants for a Plan Year, then the following rules shall apply:

                  (a) The group of Participants eligible to share in the Employer's contribution for the Plan Year shall be expanded to include the minimum number of Participants who would not otherwise be eligible as are necessary to satisfy the applicable test specified above. The specific Participants who shall become eligible under the terms of this paragraph shall be those who are actively employed on the last day of the Plan Year and, when compared to similarly situated Participants, have completed the greatest number of Hours of Service in the Plan Year.

                  (b) If after application of paragraph (a) above, the applicable test is still not satisfied, then the group of Participants eligible to share in the Employer's contribution and forfeitures for the Plan Year shall be further expanded to include the minimum number of

         Participants who are not actively employed on the last day of the Plan Year as are necessary to satisfy the applicable test. The specific Participants who shall become eligible to share shall be those Participants, when compared to similarly situated Participants, who have completed the greatest number of Hours of Service in the Plan Year before terminating employment.

                  (c) Nothing in this Section shall permit the reduction of a Participant's accrued benefit. Any adjustment to the allocations pursuant to this paragraph shall be considered a retroactive amendment adopted by the last day of the Plan Year.

         7.06 Maximum Additions to Participant's Account. Notwithstanding any Plan provisions to the contrary, the maximum "Annual Additions" credited to any Participant's Accounts and the "Annual Additions" to the account of the same Employee as a Participant in any other defined contribution plan of the Employer shall equal the lesser of: (1) thirty thousand dollars ($30,000), or, if greater, one-fourth of the dollar limitation in effect under Code section 415(b)(1)(A)), or (2) twenty-five percent (25%) of the Participant's compensation.

         "Annual Additions" with respect to any Participant shall mean the sum credited to a Participant's Accounts for any Limitation Year of: (1) Employer contributions; (2) Employee contributions; (3) forfeitures; (4) amounts allocated, after March 31, 1984, to an individual medical account (as defined in Code section 415(1)(2)) which is part of a pension or annuity plan maintained by the Employer, and (5) amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the account of a key employee (as defined in Code section 419(A)(d)(3)) under a welfare benefit plan of the Employer. Annual Additions shall not include the transfer of funds from one qualified plan to another, rollover contributions, repayment of a loan made from the plan, repayment of distributions after cash-outs, and Employee contributions to a SEP which are excludible from gross income.

         The "Limitation Year" is the Plan Year, or such other twelve (12) consecutive month period as designated by resolution of the Employer; however, in the absence of such resolution, the Limitation Year shall be the Plan Year.

         If as a result of the allocation of forfeitures, a reasonable error in estimating a Participant's Compensation, or other facts and circumstances which the Commissioner finds justify the availability of the rules of this Section, the Annual Additions to a Participant under this Plan would cause the maximum Annual Additions to such Participant's Accounts to be exceeded, the Plan Administrator shall:

                  (a) Return any elective contributions and/or any voluntary contributions credited for the Limitation Year to the extent the return would reduce the excess amount in the Participant's Accounts;

                  (b) Hold any remaining excess after the return of elective and/or voluntary contributions in the Participant's Account to be used to reduce Employer contributions in the next Limitation Year and succeeding years if necessary;

                  (c) If an excess amount still exists and the Participant is not covered by the Plan at the end of a Limitation Year, the excess amount will be held in a suspense account and applied to reduce Employer contributions for all remaining Participant's in the next Limitation Year (and succeeding years if necessary) before any Employer or Employee contributions may be made to the Plan for that Limitation Year; or

                  (d) Reduce Employer Matching Contributions to the Plan for such Limitation Year by the amount of the suspense account allocated and reallocated during such Limitation Year.

         Such suspense account may or may not be adjusted by investment gains or losses. Upon termination of the Trust any amounts held in such suspense account shall not be distributed but shall be returned to the Employer to the extent they cannot be allocated to Participants because of the limitations under Code section 415.

         For purposes of this Section, "compensation" for any Employee shall mean a Participant's earned income, wages, salaries, fees for professional services and other amounts for personal services rendered in the course of employment with the Employer (including, but not limited to, commissions paid salespersons, compensation for services based on a percentage of profits, commissions on insurance premiums, tips and bonuses) paid during the Limitation Year, but excluding the following:

                  (a) Employer contributions to a plan of deferred compensation which are not includible in the Participant's gross income in the year in which contributed;

                  (b) any distributions from a plan of deferred compensation (except from an unfunded nonqualified plan when includible in gross income);

                  (c) Employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the employee;

                  (d) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the employee either becomes freely transferrable or is no longer subject to a substantial risk of forfeiture;

                  (e) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option;

                  (f) other amounts which receive special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity described in Code section 403(b) (whether or not the amounts are actually excludible from the employee's gross income.)

         For Limitation Years beginning after December 31, 1988, compensation shall be limited to $200,000 as adjusted in the same manner as permitted under Code section 415(d).

         7.07 Overall Limit. In addition to the foregoing if any Participant is (or has been) a Par ticipant under any defined benefit plan of the Employer, the sum of the Defined Benefit and Defined Contribution Fractions (defined below) for any Limitation Year shall not exceed 1.0.

                  (a) Defined Benefit Fraction. The Defined Benefit Fraction for any Limitation Year is a fraction, the numerator of which is the Participant's projected annual benefit under the Plan at Normal Retirement Age (determined at the close of the Limitation Year), and the denominator of which is the lesser of (a) 1.25 multiplied by the dollar limitation provided under Code section 415(b)(1)(A) for such Limitation Year, as adjusted, or (b) 1.4 multiplied by the amount which may be taken into account under Code section 415(b)(1)(B) for such Limitation Year.

                           Notwithstanding the above, if the Participant was a Participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by the employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Code section 415 for all Limitation Years beginning before January 1, 1987.

                  (b) Defined Contribution Fraction. The Defined Contribution Fraction is a fraction, the numerator of which is the sum of Annual Additions to a Participant's account made under all defined contribution plans of the Employer (whether or not terminated) for the current and all prior Limitation Years (including the annual additions attributable to the participant's nondeductible employee contributions to the participant's plans, whether or not terminated, maintained by the employer, and the annual additions attributable to all welfare benefit funds, as defined in section 419(e) of the Code, and individual medical accounts, as defined in section 415(1)(2) of the Code maintained by the employer); and the denominator of which is the sum of the lesser of the following amounts determined for the current Limitation Year and all prior years of service with the Employer (regardless of whether a defined contribution plan was maintained by the Employer): (a) 1.25 multiplied by the dollar limitation determined under Code section 415(b) and (d) in effect under Code section 415(c)(1)(A), or (b) 35 percent of the Participant's compensation for such year.

                  If the employee was a Participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined contribution plans maintained by the employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. the adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987. The Annual Addition for any Limitation Year beginning before January 1, 1987 shall not be recomputed to treat all Employee contributions as Annual Additions.

         For purposes of this Section, all defined benefit plans of the Employer, whether or not terminated, are to be treated as one defined benefit plan and all defined contribution plans of the Employer, whether or not terminated, are to be treated as one defined contribution plan.

         The extent to which the contribution made to the Participant's Account under this Plan shall be reduced as compared with the extent to which the annual benefit under any other defined benefit plans or defined contribution plans shall be reduced in order to achieve compliance with the limitations of Internal Revenue Code Section 415 shall be determined by the Plan Administrator in such a manner so as to maximize the aggregate benefits payable to such Participant. If such reduction is under this Plan, the Plan Administrator shall advise affected Participants of any additional limitation on their annual contribution or benefits required by this paragraph.

         7.08 Date of Allocation to Accounts. For all purposes of this Plan, allocations to Participants' Accounts shall be deemed to have been made on the Accounting Date to which they are related, although they may actually be determined on some later date.

         7.09 Expenses of Plan. All necessary expenses of administering this Plan, including Trustee's fees, attorney's fees, or consulting fees, and any other necessary expenses that may arise in connection with this Plan shall be paid by the Trustee from the income or corpus of the Trust unless they are paid by the Employer.

         7.10     Participant Direction of Investment.

                  (a) A Participant has the right to direct the Trustee with respect to the investment or re-investment of the assets comprising the Participant's individual accounts. The Trustee will accept direction from each Participant on a written election form (or other written agreement), as a part of this Plan containing such conditions, limitations and other provisions the parties deem appropriate. The Trustee or, with the Trustee's consent, the Plan Administrator, may establish written procedures, incorporated specifically as part of this Plan, relating to Participant direction of investment under this Section 7.10.

                  (b) The Trustee will maintain a segregated investment Account to the extent a Participant's Account is subject to Participant self-direction. Each such segregated investment Account shall be adjusted with the earnings, losses and expenses attributable to said Account.

                  (c) The Employer and the Trustee intend that this Plan qualify as an ERISA 404(c) Plan, and as such, the Plan's fiduciaries are relieved of fiduciary responsibility or liability for any losses resulting from a Participant's direction of the investment of any part of the Participant's directed Accounts.

         7.11 Periodic Adjustments to Account. The Account(s) held in trust for the benefit of a Participant shall be adjusted in an equitable and reasonable manner, generally to be determined as follows unless circumstances require otherwise in fairness:

                  (a) Regular Periodic Adjustments. As of each Accounting Date, before allocation of contributions and forfeitures, any increase or decrease in the fair market value of the Trust since the immediately preceding Accounting Date shall be computed by the Trustee, and such increase or decrease shall be credited to or deducted from the nonsegregated accounts of all Participants in the proportion that the balance of each Participant's Accounts bears to the total current balance of all Participant's Accounts. An equitable adjustment shall be made to the Account(s) of any Participant receiving distributions during the Plan Year.

                  (b) Determination of Increase or Decrease. For the purposes of subsection (a) of this Section, the increase or decrease in the fair market value of the Trust shall be the difference between the following:

                           (i) The fair market value of the Trust on the current Accounting Date as of which the calculation is made, excluding the Employer's contribution and all voluntary contributions of Participants for the current Accounting Date, less

                           (ii) The fair market value of the Trust on the immediately preceding Accounting Date, including the Employer's contribution and all voluntary contributions of Participants as of such Accounting Date, but not including any amount falling due and paid from the Trust during such Plan Year.

                  (c) Account Valuation for Distribution Purposes. For purposes of benefit distribution, a Participant's Account shall be valued as of the Accounting Date coincident with or immediately preceding the date of distribution; (but in the case of a Participant's Voluntary Contribution Account shall also include the amount of any voluntary contributions made by the Participant after such Accounting Date): provided, however, if the Plan Administrator directs payment of a Participant's Accounts in any manner other than a single payment to be made prior to the next regular periodic adjustment of Accounts such Participant's Accounts shall continue to receive regular periodic adjustments as aforesaid, but shall no longer be increased by the allocation of Employer contributions.

                  (d) Single Payment and Interim Valuation. In the event that, for whatever reason, distribution of a Participant's Account is to be made in a single payment, such Account may, at the option of the Plan Administrator, be adjusted for the purposes of such distribution in order to account for any substantial changes in the value of the Trust assets since such Account's most recent regular periodic adjustment. In such event, the Plan Administrator shall restate the value of the Trust assets in order to determine the percentage of increase or decrease in the fair market value of all net Trust assets (deducting any advance contributions and any voluntary contributions of Participants for the Plan Year in question) as of the end of the month (hereinafter referred to as the Interim Valuation Date) next preceding the date of distribution of the Account. The Participant's Account, as of the Accounting Date immediately preceding such Interim Valuation Date, shall, for the purpose of distribution only, be adjusted to reflect such increase or decrease, as the case may be, by multiplying such Account by the percentage determined as aforesaid. Such interim valuation percentage once determined shall be applied to the Accounts of any other Participants who are to receive a distribution of their Account in a single payment following such Interim Valuation Date but prior to the next regular periodic adjustment of Accounts, or the next Interim Valuation Date, whichever is earlier.

                  (e) Self-Directed Accounts. Participants segregated accounts shall be adjusted with their separate increase or decrease.

                       ARTICLE VIII - TOP HEAVY PROVISIONS


         8.01 When Provisions Effective. The following Top Heavy provisions shall become effective in any Plan Year in which the Plan is determined to be a Top Heavy Plan, and will supersede any conflicting Plan provisions.

         8.02 Determination of Top Heavy. The Plan will be considered a Top Heavy Plan for the Plan Year if as of the Determination Date (the last day of the preceding Plan Year, or in the first Plan Year the last day of the Plan
Year) the sum of the present value of accrued benefits of Key Employees and/or the total of the account balances of Key Employees under this Plan and all plans of an "Aggregation Group" (as defined below), exceeds 60% of the sum of the present value of accrued benefits and the total account balances of all Participants under this Plan and/or all plans of an Aggregation Group. However, this Plan shall not be considered Top Heavy if it is part of an Aggregation Group that is not Top Heavy.

         The determination of account balances and/or accrued benefits to be used in the calculation of the Top Heavy ratio and the extent to which distributions, rollovers and transfers are taken into account will be made in accordance with Section 416(g) of the Code and the regulations thereunder.

         The accrued benefits and/or account balance of a Participant (1) who is not a Key Employee but was a Key Employee in a prior year, or (2) has not performed any services for any Employer maintaining the Plan during the 5-year period ending on the Determination Date, shall be disregarded.

         "Aggregation Group" means either a Required Aggregation Group or a Permissive Aggregation Group as defined below:

                  (a) Required Aggregation Group means: (1) each plan of the Employer in which a Key Employee is a Participant, and (2) each other plan of the Employer which enables any plan described in (1) above to meet the requirements of Section 401(a)(4) or 410 of the Code. A Required Aggregation Group shall include any terminated plan of the Employer if it was maintained within the last five (5) years ending on the Determination Date.

                  (b) Permissive Aggregation Group means any plans of the Employer not required to be included in a Required Aggregation Group but which may be combined and treated as part of such group if such group would continue to meet the requirements of Section 401(a)(4) and 410 of the Code. In the case of a Permissive Aggregation Group, only a plan that is part of the Required Aggregation Group will be considered a Top Heavy plan if the Permissive Aggregation Group is Top Heavy.

         Key Employee means an employee as defined in Code section 416(i) and the regulations thereunder. For purposes of determining who is a Key Employee, "compensation" shall mean compensation as defined in Code section 415(c)(3), but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludible from the employee's gross income under Code section 125, 402(a)(8), 402(h) or 403(b).

         8.03 Top Heavy Vesting Schedule. If the Plan becomes Top Heavy, a Participant's vested interest in such Participant's CORE Account shall be determined in accordance with the following schedule:

                                                                                 Vested Percentage
         Years of Service                                                            of Account
         ----------------                                                        -----------------
         Less than 3 years                                                               0%
         3 years or more                                                               100%

         8.04 Compensation Limitation. For Plan Years beginning prior to January 1, 1989 in which the Plan is a Top Heavy Plan, Compensation shall be limited to $200,000 for purposes of this Article.

         8.05 Minimum Benefits. The provisions of Article VII notwithstanding, a minimum contribution must be provided by the Employer contribution and/or forfeitures to the account of each non-Key Participant equal to the lesser of (1) 3% of Compensation, or (2) if the Employer has no defined benefit plan which designates this Plan to satisfy Code section 401(a)(4) or 410, the largest percentage of Employer contribution and/or forfeitures allocated to the Account of a Key Employee. Such minimum contribution must be allocated to the account of all non-Key Participants who are employed by the Employer on the Accounting Date, regardless of the number of Hours of Service credited during the Plan Year to which the contribution relates, regardless of whether or not the Participant makes mandatory contributions for the Plan Year to which the contribution relates, and regardless of the Participant's level of Compensation.

         If the Employer maintains one or more other qualified defined contribution plans, and if the Plans are a part of the Required or Permissive Aggregation Group, the minimum benefit for Non-Key Employees may be provided in any one of the Plans, or the minimum benefit requirement may be satisfied by aggregating the contributions made in all of the aggregated defined contribution plans of the Employer.

         8.06 Impact on Maximum Benefits. For any Plan Year in which the Plan is a Top Heavy Plan but not a Super Top Heavy Plan, Section 7.07 shall be read by substituting the number 1.00 for the number 1.25 wherever it appears therein, unless the Plan meets the following additional minimum benefit requirements:

                  (i) If a Key Employee is a Participant in both this Plan and a defined benefit plan included in a Required Aggregation Group which is Top Heavy, the minimum allocation shall be provided for each non-Key Employee who is a Participant only in this Plan by substituting four percent (4%) for three percent (3%) in Section 8.05;

                  (ii) If a Key Employee is a Participant in both this Plan and a defined benefit plan included in a Required Aggregation Group which is Top Heavy, the minimum allocation shall be provided for each non-Key Employee who is a Participant in both this Plan and such a defined benefit plan by substituting seven and one-half percent (7 1/2%) for three percent (3%) in Section 8.05.

         If the Employer maintains one or more other qualified defined contribution plans, and if the Plans are a part of the Required or Permissive Aggregation Group the minimum benefit for Non-Key Employees may be provided in any one of the Plans, or the minimum benefit requirement may be satisfied by aggregating the contributions made in all of the aggregated defined contribution plans of the Employer.

         8.07 Determination of Super Top Heavy. The Plan is Super Top Heavy if as of the Determination Date the sum of the account balances and/or present value of accrued benefits of Key Employees under this Plan and all Plans of an Aggregation Group does not exceed 90% of the sum of the account balances and/or present value of accrued benefits of all Participants under this Plan and all Plans of an Aggregation Group.

                       ARTICLE IX - PORTABILITY OF ACCOUNT


         9.01 Transfers to Another Qualified Plan. If a Participant shall be entitled to receive benefits under this Plan, and the Participant shall be subsequently employed by another Employer which has a plan qualified pursuant to Internal Revenue Code section 401(a) as now in effect or hereafter amended, the Trustee, at the direction of the Plan Administrator, may transfer the Participant's vested interest in that Participant's Account under this Plan directly to the trustee of the plan of the Participant's new employer if the following are satisfied: (1) the trustee of the other plan shall be authorized to accept the benefits under this Plan; (2) the Participant's transferred Account shall not be forfeitable or reduce in any way the obligation of the new Employer; and (3) the Participant's transferred Account shall be maintained in a separate account in the other plan. The Trustee may transfer a Participant's benefits under this Plan to another plan of the Employer, subject to the above requirements.

         9.02 Eligible Rollover Distributions. This section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this section, a distributee may elect, at the time and in the manner prescribed by the plan administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. The following definitions are applicable under this section:

                  (a) Eligible Rollover Distribution. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                  (b) Eligible Retirement Plan. An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                  (c) Distributee. A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

                  (d) Direct Rollover. A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

         9.03 Transfers to this Plan. With the consent of the Plan Administrator, the Trustee of this Plan is authorized to accept the following assets upon the terms and conditions set forth above from a trustee of another qualified plan or from a former Participant of another qualified plan: (i) amounts transferred directly from a trustee of another qualified plan, or (ii) lump sum distributions received by a former Participant of another qualified plan which are eligible for tax free rollover and are rolled into this Plan within 60 days of receipt by such Participant. The Trustee is not authorized to receive rollovers from conduit Individual Retirement Accounts.

         The Trustee may not accept assets coming directly or indirectly from
(1) any defined benefit plan, (2) any defined contribution plan which is subject to the funding standards of Section 412 of the Code, or (3) any other plan which offered an annuity in any form to its Participants, unless the acceptance of such assets does not require any additional optional form of benefit to be provided under this Plan. Such transfers from other qualified plans shall be segregated in a fully vested and nonforfeitable Participant Rollover Account.

         Amounts attributable to elective contributions (as defined in Regulation 1.401(k)-1(g)(4)), including amounts treated as elective contributions, which are transferred to this Plan from another plan in a plan-to-plan transfer shall continue to be subject to the distribution limitations provided in regulation 1.401(k)-1(d).

                       ARTICLE X - PARTICIPATING EMPLOYERS


         10.01 Adoption by Other Employers. With the consent of Brown-Forman Corporation, any Affiliated Employer may adopt this Plan and all of its provisions, participate in the Plan, and be known as a participating Employer, by a properly executed document evidencing the intent and will of Brown-Forman Corporation.

         The aforementioned document may contain such specific changes and variation in Plan terms and provisions applicable to such participant Employer and its Employees as may be acceptable to the Plan Administrator. However, the sole, exclusive right of termination of or of any other amendment to the Plan, of whatever kind or extent, is reserved by Brown-Forman Corporation. The aforementioned document becomes, as to such participant Employer and its Employees, a part of this Plan as then amended or thereafter amended. It is not necessary for the participating Employer to sign or execute the original or then-amended Plan document. The coverage date for any such participating Employer is the date stated in the aforementioned document. From and after the effective date of coverage, the participating Employer shall assume all the rights, obligations, and liabilities of an Employer under the Plan. The administrative powers of and control by Brown- Forman Corporation, as provided in the Plan, including the sole right to terminate or amend, and to appoint and remove the Plan Administrator, are not diminished by reason of the participation of any participating Employer in the Plan.

         10.02 Withdrawal from the Plan. Any participating Employer, by action of its governing authority, may withdraw from the Plan after giving 90 days advance notice to the Board of Directors of Brown-Forman Corporation, provided the Board of Directors consents to such withdrawal.

         10.03 Action of a Single Employer. The term "Employer" refers to all Affiliated Employers that adopt this Plan with the consent of Brown-Forman Corporation; however, whenever action is taken by an Affiliated Employer to commence or terminate participation or to alter the Plan terms or provisions as they apply to its Employees, such action applies only to said Affiliated Employer and does not affect this Plan document with respect to any other participating Employer.

                         ARTICLE XI - PLAN ADMINISTRATOR


         11.01 Appointment of Plan Administrator. The Employer will appoint one (1) or more persons or the Employer as the Plan Administrator who shall serve without compensation from the Trust. The Plan Administrator is a named fiduciary for purposes of the Employee Retirement Income Security Act of 1974. The Employer shall notify the Trustee of the name or names of the Plan Administrator and or any changes in Plan Administrator. The Plan Administrator shall serve until resignation or dismissal by the Employer and vacancies shall be filled in the same manner as the original appointments. The Board of Directors of the Employer may dismiss the Plan Administrator at any time with or without cause.

         11.02 Duties of Plan Administrator. The Plan Administrator shall have the duty, full discretionary authority and full discretionary control to manage the operation and administration of the Plan, including, but not limited to, the duty and authority to:

                  (a) Records. Keep records regarding Participants' service with the Employer and resultant benefits under the Plan;

                  (b) Reports to Governmental Authorities. Make periodic reports to the Internal Revenue Service and Department of Labor as required by law;

                  (c) Notices. Provide proper notification to Participants as required by law;

                  (d) Administration of Benefits. Construe and interpret the Plan, including supplying any omissions in accordance with the intent of the Plan, decide all questions of eligibility, determine the amount, manner and time of payment of any benefits hereunder, authorize the payment of benefits, and issue directions to the Trustee (and/or insurance company, if applicable) regarding the payment of such benefits;

                  (e) Plan Information. Prepare and distribute, in such manner as the Plan Administrator determines to be appropriate, information explaining the Plan; and receive from the Employer and from Participants information necessary for the proper administration of the Plan;

                  (f) Reports to Employer. Furnish the Employer upon request, such annual reports with respect to the administration of the Plan as are reasonable and appropriate;

                  (g) Financial Reports. Receive, review and keep on file (as it may deem convenient or proper) reports of the financial condition, and of the receipts and disbursements, of the Trust Fund from the Trustee;

                  (h) Designation of Agents. Appoint, employ or designate individuals to assist in the administration of the Plan and any other agents it deems advisable, including legal and actuarial counsel;

                  (i) Adjustments. Make equitable and practical adjustments necessary to correct mistakes of fact or other errors;

                  (j) Interim Valuations. Direct an interim valuation as set forth in the Plan; and

                  (k) Generally. Exercise other powers and duties the Employer may delegate to it.

         11.03 Decisions of Plan Administrator and Indemnification. Every decision and action of the Plan Administrator shall be valid if concurred in by a majority of the persons then in office, which concurrence may be had without a formal meeting. The Plan Administrator shall keep a permanent record of its meetings and actions. The Plan Administrator shall not be jointly or severally liable to any person for any actions or omissions of actions in connection with the duties of the Plan Administrator, except to the extent that the Plan Administrator does not exercise the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. From the assets of the Trust, the Trustee or the Employer shall indemnify the Plan Administrator against any and all claims, losses, damages, expenses and liabilities arising from any act of commission or omission if the act is judicially determined not to be a breach of fiduciary responsibility by the Plan Administrator. The indemnification shall include attorney's fees and all other costs and expenses reasonably incurred by the Plan Administrator in defense of any action brought against said Plan Administrator arising from such act of commission or omission.

         11.04 Instructions to Trustee. The Trustee may request instructions in writing from the Plan Administrator on other matters and may rely and act upon them.

         11.05 Claims Procedure. The Plan Administrator shall establish a claims procedure for the benefit of Participants and their Beneficiaries which shall:

                  (a) provide adequate notice in writing to any Participant or Beneficiary whose claim for benefits under the Plan has been denied, setting forth the specific reasons for such denial, written in a manner calculated to be understood by the Participants, and

                  (b) afford any Participant or Beneficiary whose claim for benefits has been denied a reasonable opportunity for a full and fair review by the appropriate named fiduciary.

         11.06 Delegating Responsibility. The Plan Administrator may delegate in writing all or any part of its responsibilities under this document to the Trustee and in the same manner, revoke any such delegation of responsibility. Any action of the Trustee in the exercise of such delegated responsibilities shall have the same force and effect for all purposes as if such action had been taken by the Plan Administrator. The Trustee shall have the right, in its sole discretion, by written instru ment delivered to the Plan Administrator, to reject and to refuse to exercise any such delegated authority.

                           ARTICLE XII - MISCELLANEOUS


         12.01 Right to Terminate. This Plan shall be terminated upon the adoption of an appropriate resolution by the Employer and the delivery of a copy thereof to the Trustee.

         12.02 Plan Voluntary on Part of Employer. It is the intention of the Employer that this Plan shall be continued and its contributions made in each year in accordance with the provisions of this Plan. However, this Plan is entirely voluntary on the part of the Employer. The Employer does not guarantee or promise to pay, or cause to be paid any of the benefits provided in this Plan. Each Participant, retired Participant, disabled Participant, terminated Participant, Beneficiary, or any other person who shall claim the right to any payment or benefit under this Plan, shall be entitled only to look to the Trust for such payment or benefit and shall not have any right, claim or demand therefor against the Employer. The Employer specifically reserves the right, in its sole and uncontrolled discretion to modify or suspend this Plan from time to time in whole or in part or to terminate this Plan at any time.

         12.03 Benefits Not Subject to Creditors' Claim. To the fullest extent permitted by law, none of the benefits under the Plan are subject to the claims of creditors of Participants, or of retired Participants, or of disabled Participants or their Beneficiaries, and will not be subject to assignment, alienation, attachment, garnishment or any other legal process, either voluntarily or involuntarily. Neither a Participant, a retired Participant, a disabled Participant nor the Participant's Beneficiaries may assign, sell, borrow on, or otherwise encumber any of such person's beneficial interest in the Plan and Trust Fund, nor shall any such benefits be in any manner liable for or subject to the deeds, contracts, liabilities, engagements, or torts of any Participant, retired Participant, disabled Participant, or Beneficiary.

         The preceding sentence shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a Qualified Domestic Relations Order, or any domestic relations order entered before January 1, 1985.

         12.04 Trust Agreement. The Employer has entered into a Trust Agreement and said Trust Agreement is made a part hereof. The Trust and any income therefrom received by the Trustee shall be received, held in trust, and disbursed by the Trustee in accordance with written instructions from the Plan Administrator.

         12.05 Assets for Exclusive Benefits to Participants. Except as provided in Article V, it shall not be possible (within the taxable year or thereafter) for any part of the corpus or income to be used for purposes other than for the exclusive benefit of the Participants or their Beneficiaries at any time prior to the satisfaction of all liabilities with respect to Participants and their Beneficiaries under the Trust.

         12.06 Nonguarantee of Employment. The Plan shall not be deemed to constitute a contract between the Employer and Participant or to be a consideration or inducement for the employment of any Participant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge may have upon that Employee or Participant as a Participant in this Plan.

         12.07 Amendment. The Employer shall have the right at any time by an instrument in writing duly executed, to modify, alter or amend this Plan in whole or in part, provided that no such amendment shall entitle the Employer to receive, directly or indirectly, any part of the corpus or income of the Trust, including any forfeitures thereto. No amendment shall be made which in effect will take away any rights accrued to any Participant up to the time of such amendment, or eliminate an optional form of distribution.

         If this Plan replaces a defined contribution plan which provided for Early Retirement Benefits, the provisions of the prior plan relating to Early Retirement shall govern for any Participant who was a Participant of the prior plan and who satisfied the requirements for Early Retirement in the prior plan as of the date of adoption of this Plan.

         12.08 Acts by Trustee. The Employer shall not be responsible for any of the acts of the Trustee.

         12.09 Laws of New Jersey. The provisions of this Plan shall be construed, administered, and enforced in accordance with the laws of New Jersey, to the extent such laws are not superseded by Federal law.

         12.10 Distribution to Minor or Incompetent Beneficiary. In making distribution to or for the benefit of any minor or incompetent Beneficiary, the Plan Administrator shall direct the Trustee to make such distribution to a legal or natural guardian or other person who shall have full authority and discretion to expend such distribution for the use and benefit of such minor or incompetent, and the receipt of such distribution by the guardian, relative or other person shall be a complete discharge to the Plan Administrator and the Trustee, without any responsibility on its part to see to the application thereof.

         12.11 Construction. The masculine pronoun wherever used shall include the feminine. Whenever words are used herein in the singular, they shall be construed as though they were used in the plural, in any case where they would so apply.

         12.12 Merger or Consolidation. In the event of a merger, consolidation or transfer of assets and/or liabilities to any other Plan, each Participant shall be entitled to a benefit immediately after the merger, consolidation, or transfer (if the Plan then terminated) which is equal to or greater than the benefit the Participant would have been entitled to receive immediately before such transaction if the Plan had then terminated.

         12.13 Discretionary Action. The Plan Administrator may exercise full discretionary authority or discretionary control in connection with the management of this Plan unless otherwise prohibited by validly promulgated rules, regulations, and terms of the Internal Revenue Code or the Employee Retirement Income and Security Act, as amended. The Plan Administrator's discretionary power includes, but is not limited to, construing and interpreting this Plan, construing disputed or doubtful terms, supplying omissions in accordance with the intent of the Plan, deciding questions of eligibility for participation, determining the amount, timing and payment of benefits under the terms of the Plan, reviewing benefit eligibility determinations, and authorizing the payment of benefits. Whenever the Administrator acts pursuant to the terms of this Plan, such action will be taken in a uniform and nondiscriminatory manner. Any construction of the Plan or Trust adopted by the Administrator in good faith, and any discretionary action exercised by the Administrator in good faith, shall be binding upon Employees, Participants, and Beneficiaries.

         12.14 Lost Beneficiaries; Escheat. When a benefit is payable to a terminated Participant, and when the Plan Administrator is unable to find the Participant or the Beneficiary to whom the payment is due, the benefit shall be forfeited and shall be treated as any other forfeiture under the Plan. Upon termination of the Plan or in the event a claim is made by the Participant or Beneficiary for the forfeited benefit, the Plan Administrator shall direct the Trustee to establish a savings account in the name of the Participant in the amount of the forfeiture. Said savings account shall be at a savings and loan institution or other banking institution in the same geographic location as the Trustee of the Trust and the establishment of said account shall be a complete and full discharge of the Trustee and Plan Administrator for any liability to the Participant for said benefit and the account shall be governed by applicable state law including, but not by way of limitation, the appropriate rules of escheat.

         12.15 Action by the Employer. Any action by the Employer under this Plan may be by the Board of Directors of Brown-Forman Corporation, or by any person or persons duly authorized by such Board to take such action.

                            ARTICLE XIII - SIGNATURES


         IN WITNESS WHEREOF, the Employer has caused this Plan to be executed by an officer duly authorized this 22nd day of December, 1994.


                                    LENOX, INCORPORATED




                                    By:  /s/ Milton B. Gillis
                                       -----------------------------------------
                                         MILTON B. GILLIS, Vice-President
                                         Senior Vice President

                                 FIRST AMENDMENT

                    LENOX RETAIL SAVINGS AND INVESTMENT PLAN


         The Lenox Retail Savings and Investment Plan effective July 1, 1992 was adopted by Brown-Forman Corporation.

         The Plan provides in Article XII that the Plan may be amended by an instrument in writing duly executed.

         It is advisable to amend the Plan in certain respects.

         IT IS THEREFORE AGREED:

         1. Effective October 1, 1995, Section 5.01 of Article V is amended by adding the following provision:

                  Effective October 1, 1995, the Nonelective Contribution shall be discontinued for hourly-paid Participants; provided, however, that the Employer shall contribute to the Trust and allocate to the CORE Accounts of those hourly paid Participants who are employed on the last day of the Plan Year a Nonelective Contribution equal to three percent (3%) of the hourly paid Participant's Compensation earned through September 30, 1995.

         2. Effective October 1, 1995, Section 5.03 of Article V is amended in its entirety as follows:

                           5.03 Matching Contribution by Employer. Each Plan Year the Employer shall contribute to the Trust a Matching Contribution on behalf of each Participant receiving an Elective Contribution for the Plan Year. Through March 31, 1994, the amount of the Matching Contribution shall be equal to 25% of the Participant's Compensation deferred. Effective April 1, 1994, the amount of the Matching Contribution shall be equal to 35% of the first two (2%) percent of a Participant's Compensation deferred and 25% of the remainder of a Participant's Compensation deferred. Effective April 1, 1995, the amount of the Matching Contribution shall be equal to 45% of the first two (2%) percent of a Participant's Compensation deferred and 25% of the remainder of a Participant's Compensation deferred. Effective April 1, 1996, the amount of the Matching Contribution shall be equal to fifty (50%) percent of the first two (2%) percent of a Participant's Compensation deferred and 25% of the remainder of a Participant's Compensation deferred. However, in applying the foregoing matching percentages, only Participant Elective Contributions up to 15% of Compensation shall be considered and, effective October 1, 1995, only Participant Elective Contributions up to 10% of Compensation shall be considered. The Matching Contribution shall be credited to the Employer Matching Contribution Account of eligible Participants in accordance with Section 7.03.

         In all other respects, the Lenox Retail Savings and Investment Plan as initially adopted and subsequently amended shall remain in full force and effect.

         IN WITNESS WHEREOF, the Employer has caused this First Amendment to the Lenox Retail Savings and Investment Plan to be executed by its duly authorized officer this 25th day of September, 1995, effective as set forth herein.

                                    LENOX, INCORPORATED



                                    By:  /s/ Milton B. Gillis
                                       -----------------------------------------
                                         MILTON B. GILLIS, Vice-President

                                   CORRECTIVE
                                 FIRST AMENDMENT

                    LENOX RETAIL SAVINGS AND INVESTMENT PLAN



         The Lenox Retail Savings and Investment Plan effective July 1, 1992 was adopted by Brown- Forman Corporation.

         The Plan provides in Article XII that the Plan may be amended by an instrument in writing duly executed.

         It is advisable to amend the Plan in certain respects.

         IT IS THEREFORE AGREED:

         1. Effective October 1, 1995, Section 5.01 of Article V is amended by adding the following provision:

                  Effective October 1, 1995, the Nonelective Contribution shall be discontinued for hourly-paid Participants; provided, however, that the Employer shall contribute to the Trust and allocate to the CORE Accounts of those hourly paid Participants who are employed on the last day of the Plan Year a Nonelective Contribution equal to three percent (3%) of the hourly paid Participant's Compensation earned through September 30, 1995.

                  The changes set forth in the preceding paragraph shall not apply to Employees of the Lenox Williamsport location.

         2. Effective October 1, 1995, Section 5.03 of Article V is amended in its entirety as follows:

                           5.03 Matching Contribution by Employer. Each Plan Year the Employer shall contribute to the Trust a Matching Contribution on behalf of each Participant receiving an Elective Contribution for the Plan Year. Through March 31, 1994, the amount of the Matching Contribution shall be equal to 25% of the Participant's Compensation deferred. Effective April 1, 1994, the amount of the Matching Contribution shall be equal to 35% of the first two (2%) percent of a Participant's Compensation deferred and 25% of the remainder of a Participant's Compensation deferred. Effective April 1, 1995, the amount of the Matching Contribution shall be equal to 45% of the first two (2%) percent of a Participant's Compensation deferred and 25% of the remainder of a Participant's Compensation deferred. Effective April 1, 1996, the amount of the Matching Contribution shall be equal to fifty (50%) percent of the first two (2%) percent of a Participant's Compensation deferred and 25% of the remainder of a Participant's Compensation deferred. However, in applying the foregoing matching percentages, only Participant Elective Contributions up to 15% of Compensation shall be considered; and, effective October 1, 1995, in applying the foregoing matching percentages for all Employees except those at the Lenox Williamsport location, only Participant Elective Contributions up to 10% of Compensation shall be considered. The Matching Contribution shall be credited to the Employer Matching Contribution Account of eligible Participants in accordance with Section 7.03.

         In all other respects, the Lenox Retail Savings and Investment Plan as initially adopted and subsequently amended shall remain in full force and effect.
         IN WITNESS WHEREOF, the Employer has caused this Corrective First Amendment to the Lenox Retail Savings and Investment Plan to be executed by its duly authorized officer this 20th day of December, 1995, effective as set forth herein.

                                    LENOX, INCORPORATED



                                    By:  /s/ Milton B. Gillis
                                       -----------------------------------------
                                         MILTON B. GILLIS, Vice-President

                                SECOND AMENDMENT

                    LENOX RETAIL SAVINGS AND INVESTMENT PLAN


         The restated Lenox Retail Savings and Investment Plan was adopted by Lenox, Incorporated effective July 1, 1992.

         The Plan provides in Article XII that the Plan may be amended by an instrument in writing duly executed.

         It is advisable to amend the Plan in certain respects.

         IT IS THEREFORE AGREED:

         1. Section 5.06, Special Employer Contributions, of Article V is amended by adding the following additional sentence to the final paragraph of the section:

                  Further, the contributions shall satisfy the nondiscrimination requirements in accordance with Regulation 1.401(k)-1(b)(5) and Regulation 1.401(m)-1(b)(5), incorporated herein by reference.

         2.       Section 5.07, Correction of Excess Elective Contributions, of
Article V is amended to delete all references to recharacterization of excess contributions as voluntary contributions as the Plan does not allow such voluntary contributions after December 31, 1995.

         3. Section 6.01, Amount of Elective Contribution, is amended by adding the following paragraph:

                  A Participant's elective contributions for his or her taxable year under the Plan and all other plans, contracts and arrangements of an employer will not exceed the amount of the
                  Section 402(g) limitation in effect for the calendar year with or within which such taxable year begins. The Section 402(g) limitation is the greater of $7,000.00 or the adjusted amount determined by the Secretary of the Treasury.

         4. Section 6.05, Voluntary Contributions, is amended in its entirety to read as follows:

                           6.05 Voluntary Contributions. For the Plan Year beginning January 1, 1996, voluntary contributions are no longer permitted. Any voluntary contributions made prior to that date shall be maintained in the Participant's Voluntary Contributions Account.

         5. Section 7.05, Amendment of Allocation Eligibility, is amended in its entirety as follows: 7.05 Amendment of Allocation Eligibility. [Reserved.]

         In all other respects, the Lenox, Incorporated Employee Savings and Investment Plan as initially adopted and subsequently amended shall remain in full force and effect.

         IN WITNESS WHEREOF, the Employer has caused this Second Amendment to the Lenox Retail Savings and Investment Plan to be executed by its duly authorized officer this 11th day of July, 1996, effective July 1, 1992 unless otherwise set forth herein.

                                    LENOX, INCORPORATED




                                    By:  /s/ Milton B. Gillis
                                       -----------------------------------------
                                         MILTON B. GILLIS, Vice President

                                 THIRD AMENDMENT

                    LENOX RETAIL SAVINGS AND INVESTMENT PLAN


         The Lenox Retail Savings and Investment Plan effective July 1, 1992, was adopted by Brown- Forman Corporation.

         The Plan provides in Article XII that the Plan may be amended by an instrument in writing duly executed.

         It is advisable to amend the Plan in certain respects.

         IT IS THEREFORE AGREED:

         1. Section 1.09, Employee, of Article I is amended effective August 30, 1996, to include employees of Hartmann Luggage Company retail merchandising outlets, excepting those employees at the plant location in Lebanon, Tennessee.

         2. Section 4.03(a)(i), Joint and Survivor Annuity, of Article IV is amended by adding the following paragraph:

                           Notwithstanding the foregoing, a Joint and Survivor
                  Annuity will not be provided unless the Participant and Spouse have been married the entire 1-year period ending on the earlier of (1) the Annuity Starting Date, or (2) the Participant's death. However, if a Participant marries within one year before the Annuity Starting Date and such marriage continues for at least a one year period ending on or before the Participant's death, then the Participant and such Spouse must be treated as having been married for one year prior to the Annuity Starting Date, provided that the said Participant notifies the Plan Administrator when the said Participant has been married for one year.

         3. Section 4.05, Pre-Retirement Survivor Annuity Payment Upon Death of Participant, of Article IV is amended by adding the following paragraph:

                           Notwithstanding the foregoing, a Pre-Retirement

                  Survivor Annuity will not be provided unless the Participant and Spouse have been married the entire one-year period ending on the earlier of (1) the Annuity Starting Date, or (2) the Participant's Death.

         4. Section 5.01, Nonelective Contribution of Employer, of Article V is amended by adding the following additional paragraph, effective August 30, 1996:

                           The Employer shall contribute to the Trust a
                  Nonelective Contribution on behalf of those Participants who are salaried Employees of Hartmann Luggage Company retail merchandising outlets employed on the last day of the Plan Year in an amount equal to 3% of Participant's Compensation, provided that the nonelective contribution for the 1996 Plan Year for those Participants who were formerly Participants in the Lenox, Incorporated Employee Savings and Investment Plan and/or the Lenox, Incorporated Retirement Plan and became Participants of this Plan during the Plan Year shall be equitably adjusted as determined by the Plan Administrator on a uniform nondiscriminatory basis.

         In all other respects, the Lenox Retail Savings and Investment Plan as initially adopted and subsequently amended shall remain in full force and effect.

         IN WITNESS WHEREOF, the Employer has caused this Third Amendment to the Lenox Retails Savings and Investment Plan to be executed by its duly authorized officer this 13th day of March, 1997, effective January 1, 1997 unless otherwise set forth herein.

                                    LENOX, INCORPORATED



                                    By:  /s/ Russell C. Buzby
                                       -----------------------------------------
                                         RUSSELL C. BUZBY,
                                         Senior Vice President

                                FOURTH AMENDMENT

                    LENOX RETAIL SAVINGS AND INVESTMENT PLAN


         The Lenox Retail Savings and Investment Plan effective July 1, 1992, was adopted by Brown- Forman Corporation.

         The Plan provides in Article XII that the Plan may be amended by an instrument in writing duly executed.

         It is advisable to amend the Plan in certain respects.

         IT IS THEREFORE AGREED:

         1. Section 1.09, Employee, of Article I is amended effective October 1, 1997, to exclude all employees of Hartmann Luggage Company.

         2. Section 5.01, Nonelective Contribution of Employer, of Article V is amended effective October 1, 1997, to delete the Nonelective Contribution on behalf of those Participants who are salaried Employees of Hartmann Luggage Company retail merchandising outlets, said Employees no longer being eligible to participate in this Plan as of that date, having been transferred to the Hartmann Luggage Company Savings and Investment Plan.

         In all other respects, the Lenox Retail Savings and Investment Plan as initially adopted and subsequently amended shall remain in full force and effect.

         IN WITNESS WHEREOF, the Employer has caused this Fourth Amendment to the Lenox Retails Savings and Investment Plan to be executed by its duly authorized officer this 8th day of September, 1997, effective October 1, 1997.

                                    LENOX, INCORPORATED


                                    By:  /s/ Milton B. Gillis
                                        ---------------------
                                         MILTON B. GILLIS,
                                         Vice President

                                 FIFTH AMENDMENT

                    LENOX RETAIL SAVINGS AND INVESTMENT PLAN


         The Lenox Retail Savings and Investment Plan was adopted by Brown-Forman Corporation effective July 1, 1992.

         The Plan provides in Article XII that the Plan may be amended by an instrument in writing duly executed.

         It is advisable to amend the Plan in certain respects.

         IT IS THEREFORE AGREED:

         1. Effective for Plan Years beginning on or after January 1, 1999, Article IV, Time and Manner of Payment, is amended to increase the involuntary cashout limit from $3,500 to $5,000. The $3,500 dollar limit is amended to read $5,000 wherever that $3,500 dollar limit appears in Article IV of this Plan.

         2.       Effective October 20, 1998, Article III is amended by adding
Section 3.11 as follows:

                           3.11 Former Employees of Kirk Stieff Retail Store. A Participant employed at the Kirk Stieff Retail Store on October 20, 1998, and whose employment terminated on or after October 20, 1998, as a direct result of the closing of the Kirk Stieff Retail Store, is fully vested and has a nonforfeitable right to the Participant's Account(s) under the Plan.

         3. Effective April 1, 1999, Section 4.03 of Article IV is amended in its entirety as follows:

                           4.03 Manner of Payment of Retirement Benefits. Distribution of a Participant's benefits will be made to the Participant or Beneficiary by one of the following methods:

                                    (a)      Automatic Form of Payment of
                  Retirement Benefits. Unless the Participant elects otherwise as provided below, distribution of a Participant's benefits will be made to the Participant by one of the following methods, as applicable:




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                                             (i)      Joint and Survivor
                           Annuity. A Participant who is married on the Annuity Starting Date shall receive the value of the benefits in the form of a Joint and Survivor Annuity. The Joint and Survivor Annuity shall be the actuarial equivalent of a single life annuity. Such Joint and Survivor benefits following the Participant's death shall continue to the Spouse during the Spouse's lifetime at a rate equal to fifty percent (50%) of the rate at which such benefits were payable to the Participant.

                                             (ii)     Single Life Annuity. A
                           Participant who is not married on the Annuity Starting Date shall receive benefits in the form of a Single Life Annuity.

                                    (b)      Optional Form of Payment of
                  Retirement Benefits. If a Participant duly elects pursuant to
                  Section 4.04 to waive the Joint and Survivor Annuity or Single Life Annuity, as applicable, distribution of a Participant's benefits will be made to the Participant or Beneficiary by one of the following methods, as elected by the Participant:

                                             (i)      By lump-sum payment in
                           cash; provided, however, that payment of all or any portion of the Participant's account balance invested in the Brown-Forman Stock Fund may be made in one lump-sum payment in cash or in kind, with in kind distribution in the form of Brown-Forman Corporation Class B shares.

                                             (ii)     Payments may be made in
                           cash over a period not extending beyond the life expectancy of the Participant or the joint life expectancies of the Participant and the Participant's Beneficiary.

         4. Effective April 1, 1999, Section 4.05 of Article IV is amended by deleting the second paragraph and replacing it as follows:

                  If a Participant's death benefit is not paid in the form of a Pre- Retirement Survivor Annuity, the Participant's death benefits shall be paid to the Beneficiary in a lump sum payment in cash; provided, however, that payment of all or any portion of the Participant's account balance invested in the Brown-Forman Stock Fund may be made in one lump-sum payment in cash or in kind, with in kind distribution in the form of Brown-Forman Corporation Class B shares.

         5. Effective April 1, 1999, Section 7.10, Participant Direction of Investment, of Article VII is amended by adding subsection (d) as follows:

                           (d)      The Employer and the Trustee have
         established the Brown-Forman Stock Fund, composed of employer securities in the form of Brown-Forman Corporation Class B shares, as an additional investment option under the Plan. A Participant may direct the investment of his/her account balance into said Stock Fund under the terms and conditions as agreed upon between the Trustee and the Plan Administrator.

         In all other respects, the Lenox Retail Savings and Investment Plan as initially adopted and subsequently amended shall remain in full force and effect.

         IN WITNESS WHEREOF, the Employer has caused this Fifth Amendment to the Lenox Retails Savings and Investment Plan to be executed by its duly authorized officer this 25th day of February, 1999, effective as set forth herein.

                                    LENOX, INCORPORATED


                                    By:  /s/ James D. Wilson
                                       -----------------------------------------
                                         James D. Wilson
                                         OFFICER


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